Exhibit 10.20
DONELSON CORPORATE CENTRE
AMENDED AND RESTATED OFFICE LEASE AGREEMENT
BUILDING ONE AND BUILDING THREE
     THIS AMENDED AND RESTATED LEASE (the “Lease Agreement” or “Lease”) is made and entered into effective as of the 12 day of June, 2008 (the “Effective Date”), by and among Donelson Corporate Centre, Limited Partnership, a Tennessee limited partnership (“Landlord”), Envoy LLC, a Delaware limited liability company, the successor in interest to Envoy Corporation (“Tenant”), and Emdeon Business Services, LLC, a Delaware limited liability company (“Guarantor”).
R E C I T A L S:
     WHEREAS, Landlord and Envoy Corporation, the predecessor in interest to Envoy LLC, executed that certain Lease Agreement, dated June 26, 2000 (the “Original Lease”), for approximately 18,011 rentable square feet of the first floor of Building One of the Donelson Corporate Centre, which is located at 3055 Lebanon Road in Davidson County, Tennessee;
     WHEREAS, the Original Lease was amended on September 29, 2000 (the “First Amendment”), to include an additional 37,699 rentable square feet in Building Three of the Donelson Corporate Centre, which is located at 3055 Lebanon Road in Davidson County, Tennessee (as described in Exhibit A-1 thereto), for a total of 55,710 rentable square feet of demised space (the “Existing Space”);
     WHEREAS, the parties desire to further amend the lease to expand the premises demised to the Tenant hereunder by an additional 23,882 rentable square feet, occupying all of Floors 2 and 4 of Building One, and an additional 84,524 rentable square feet located in Building Three (collectively the “Expansion Space”), resulting in a total of 164,116 net rentable square feet, and subject to satisfaction of the contingencies set forth herein to otherwise modify and restate the terms of the Original Lease and First Amendment in accordance with this Lease Agreement;
     WHEREAS, in November 2006, Envoy Corporation converted to a Delaware limited liability company and changed its name to Envoy LLC, an Emdeon Business Services company, and is no longer doing business as Envoy Corporation; and
     WHEREAS, Guarantor, as the parent company of Envoy LLC, an Emdeon Business Services company, shall recognize substantial direct and indirect benefits from this Lease Agreement and is hereby willing to join in the execution of this Lease Agreement.
     NOW THEREFORE, in consideration of the Premises and the agreements and covenants hereinafter set forth, Landlord, Tenant, and Guarantor agree to this Amended and Restated Lease Agreement, as follows:
     1. Leased Premises. Subject to and upon the terms hereinafter set forth, and in consideration of the sum of Ten Dollars ($10.00) and the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, Landlord does hereby lease and demise to Tenant and Tenant does hereby lease and take from Landlord those certain premises,

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consisting of (a) Forty-One Thousand Eight Hundred Ninety-Three (41,893) square feet of Net Rentable Area, located on the first, second and fourth floors of Building One, and (b) One Hundred Twenty-Two Thousand Two Hundred Twenty-Three (122,223) square feet of Net Rentable Area located on the first and second floors of Building Three (collectively, the “Premises”), and more particularly described in Exhibit A-2, attached hereto and incorporated herein by this reference. Building One and Building Three are each located at 3055 Lebanon Road, in Davidson County, Tennessee, and are collectively referred to herein as the “Building”. The Building is part of a complex known as Donelson Corporate Centre (the “Project”).
          (a) “Net Rentable Area” as used herein, shall refer to (i) the total square footage of all floor area measured from the outside of the exterior wall of the Building and to the mid-point of walls separating the Premises from areas leased to or held for lease to other tenants (the “Usable Area”), plus (ii) an allocation of the square footage of the Interior Common Areas; plus (iii) for multi-tenant floors, an allocation of the square footage of the On-Floor Common Areas. No deductions from Net Rentable Area shall be made for columns or projections.
          (b) “Interior Common Areas” shall mean those areas within the Building’s elevator machine rooms, mechanical rooms, public lobbies and other areas not leased or held for lease within the Building but which are reasonably necessary for the proper operation of the Building. The allocation of the square footage of the Interior Common Areas shall be equal to the total square footage of the Interior Common Areas multiplied by a fraction, the numerator of which is the Usable Area of the Premises and the denominator of which is the total of all Usable Area contained in the Building.
          (c) “On-Floor Common Areas” shall mean those areas within public corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, telephone and equipment rooms, and other similar facilities for the use of all tenants on the floor on which the Premises are located. The allocation of the square footage of the On-Floor Common Areas shall be equal to the total square footage of the On-Floor Common Areas on said floor multiplied by a fraction, the numerator of which is the is the Usable Area of the Premises and the denominator of which is the total of all Usable Area contained on the applicable floor.
          (d) Without limiting Landlord’s obligations contained in Section 16 herein, but subject to Landlord’s warranties contained in the Expansion Space Work Letter attached hereto as Exhibit B, Tenant’s taking possession of the Premises or any portion thereof shall be conclusive evidence against Tenant that such portion of the Premises was then in good order and satisfactory condition, excepting latent defects and those items set forth on a written punch list delivered by Tenant to Landlord within thirty calendar days next following Tenant’s taking possession; provided, however, that with respect to Expansion Space, the foregoing shall apply only after execution of the Completion Agreement, which is set forth in Exhibit C hereto. Tenant acknowledges that no promise by or on behalf of Landlord, any of Landlord’s beneficiaries, the managing agent of the Building, the leasing agent of the Building or any of their respective agents, partners or employees to alter, remodel, improve, repair, decorate or clean the Premises has been made to or relied upon by Tenant, and that no representation respecting the condition of the Premises or the Building by or on behalf of Landlord, any of Landlord’s beneficiaries, the managing agent of the Building, the leasing agent of the Building or

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any of their respective agents, partners or employees has been made to or relied upon by Tenant, except to the extent expressly set forth in this Lease.
     2. Term. Subject to and upon the terms and conditions set forth herein, or in any exhibit hereto, the term of this Lease Agreement commenced on the Effective Date, and shall expire One Hundred Twenty (120) months after the Expansion Space Commencement Date, at 6:00 P.M. “Expansion Space Commencement Date” shall mean November 1, 2008.
          Renewal Option. Provided that Tenant is not then in default of the terms of the Lease Agreement, Tenant shall have two (2) consecutive options to renew the term of this Lease Agreement, with each option for an additional period of sixty (60) consecutive months at the then prevailing market rental rate, by providing Landlord notice of Tenant’s intent to renew not less than six (6) months prior to the end of the primary term or the renewal term, as applicable. All terms and conditions of this Lease Agreement shall remain unchanged during the option period excepting only the rental rate and no further options to renew. Market rental rates shall be determined by agreement of the parties. Should the parties fail to agree on a rate ninety (90) calendar days prior to the start of the renewal term, then each party shall select a qualified MAI appraiser and these two appraisers shall together select a third MAI appraiser. The average of the three appraisers rates shall then be selected as the market rate.
          Early Termination Option. Notwithstanding anything in this Lease to the contrary, provided no Event of Default exists upon either the exercise of the option to terminate, or upon the date of termination, Tenant shall have the option to terminate this Lease at the end of the eighty-fourth (84th) month following the Expansion Space Commencement Date, provided that (a) Tenant gives prior written notice of its intent to so terminate not later than the end of the seventy-fifth (75th) month following the Expansion Space Commencement Date; and (b) Tenant repays to Landlord an amount equal to the sum of the following: (i) the unamortized cost of the T.I. Allowance, free rent, and broker’s commissions, with such amount calculated in the same manner as the remaining principal balance of a fully amortizing loan bearing interest at the rate of six and one-half percent (6.5%) and having a ten (10) year term which commenced as of the Expansion Space Commencement Date, and (ii) the unamortized cost of any improvement allowance, free rent, and broker’s commissions paid or provided by Landlord for any additional space acquired by Tenant pursuant to Section 38(n), with such amount calculated in the same manner as the remaining principal balance of a fully amortizing loan bearing interest at the rate of six and one-half percent (6.5%) and having a term equal to the period from the commencement of such new space until the end of the initial term of this Lease (collectively, the “Early Termination Payment”). The Early Termination Payment is to be made concurrently with the rental payment due for the eighty-fourth (84th) month following the Expansion Space Commencement Date; (iii) Tenant pays Landlord an early termination fee in an amount equal to six (6) months of prepaid rental payments due for the eighty-fifth (85th) month through the end of the ninetieth (90th) month from the Expansion Space Commencement Date, such payment to be made concurrently with the rental payment due for the eighty-fourth (84th) month following the Expansion Space Commencement Date; and (iv) Tenant vacates the Premises on or before the end of the eighty-fourth (84th) month following the Expansion Space Commencement Date and leaves the Premises in the condition required by the Lease. For avoidance of doubt, the termination of this Lease pursuant to this provisions shall terminate any Tenant rights to space added to this Lease pursuant to Section 38(n).

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     3. Use. The Premises are to be used and occupied solely for the purpose of office space and for no other purpose. Tenant shall not do or permit anything to be done in or about the Premises that will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, disreputable or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance or waste in, on or about the Premises. Tenant shall not use or permit the use of any portion of the Premises as sleeping quarters, lodging rooms, or for any unlawful purposes. Tenant shall not install any radio or television or other similar device exterior to the Premises. Tenant shall have the right to install a Data Center and generator for its own use on the Premises, and at its own cost (but subject to including such items in T.I. Allowance to the extent provided in Exhibit B), and subject to Landlord’s prior approval of the location of the Data Center and generator, and Landlord’s prior approval of the type of generator, such approvals not to be unreasonably withheld. Notwithstanding the foregoing, the Tenant’s right to install a Data Center or generator shall not expand Landlord’s obligations pursuant to this Agreement, including, without limitation, its obligations under Section 7. At the end of the term of this Lease Agreement, Tenant shall remove such equipment and return the space occupied by the generator and Data Center to the condition required by Section 36. Any dependency between the generator space and the Building created by the Tenant’s installation of the generator shall be eliminated by Tenant as of the end of the term.
     4. Rent. Commencing on the Effective Date and continuing through October 31, 2008, Tenant shall pay Base Rent, as set forth on Exhibit D-1 and Additional Rent; provided, however, Base Rent and Additional Rent shall abate for the period of July 1, 2008, through September 30, 2008. Commencing on the Expansion Space Commencement Date, and continuing thereafter throughout the primary term of this Lease, Tenant hereby agrees to pay the Base Rent in accordance with the schedule attached hereto as Exhibit D-2, and Additional Rent (as defined below). The Base Rent and Additional Rent shall be due and payable in advance in equal monthly installments on the first (1st) day of each calendar month at Landlord’s address as provided herein (or such other address as may be designated by Landlord from time to time). If the Effective Date or Expansion Space Commencement Date is other than the last day of a calendar month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated. As used herein, the term Rent means Base Rent, Additional Rent, and all other amounts payable by Tenant under this Lease.
     5. Additional Rent. Landlord shall absorb and be responsible for paying Operating Expenses during any calendar year to the extent such Operating Expenses are less than Four and Dollars and Fifty Cents ($4.50) per square foot of Net Rentable Area (the “Expense Stop”). Commencing on the Expansion Space Commencement Date, the Expense Stop shall increase to Six Dollars and Sixty-three Cents ($6.63) per square foot of Net Rentable Area. “Additional Rent” for any calendar year shall mean Tenant’s Percentage Share of the Operating Expenses for such calendar year in excess of the Expense Stop. “Tenant’s Percentage Share” shall mean a fraction, the numerator of which is the total number of square feet of Net Rentable Area within the Premises and the denominator of which is the greater of (i) ninety-five percent (95%) of the total square footage of all Net Rentable Area in the Building; or (ii) the total square footage of all Net Rentable Area in the Building actually leased to rent paying tenants; provided, however, that

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for purposes of this calculation, the Expansion Space shall not be part of the Premises until the Expansion Space Commencement Date.
          (a) Landlord shall present to Tenant, prior to the beginning of each calendar year, a statement of Tenant’s estimated Additional Rent. Landlord’s failure to deliver such a statement of Tenant’s estimated Additional Rent shall not operate to excuse Tenant from the payment of the monthly installment of Additional Rent. Rather, Tenant shall continue to pay the monthly installment of Additional Rent based on Landlord’s most recent calculation thereof until such a statement is delivered to Tenant, with such statement being applied retroactively to the beginning of the calendar year and Tenant making up any under payments immediately upon its receipt of such statement. Landlord may, from time to time, recalculate Tenant’s estimated Additional Rent in order to more accurately reflect Landlord’s good faith estimate of Tenant’s Additional Rent, and Tenant shall commence paying the recalculated Additional Rent immediately after receiving written notice thereof.
          (b) Landlord shall provide to Tenant, within one hundred twenty (120) days after the end of each calendar year, a statement detailing the Operating Expenses for each such calendar year (the “Annual Operating Expense Statement”). In the event that Tenant’s estimated Additional Rent payments exceed Tenant’s actual Additional Rent for said calendar year, Landlord shall pay Tenant (in the form of a credit against rentals next due or, should the overage exceed one months base rental or in the case of the expiration of this Lease, then in the form of Landlord’s check) an amount equal to such excess. In the event that Tenant’s actual Additional Rent exceeds Tenant’s estimated Additional Rent payments for said calendar year, Tenant hereby agrees to pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference, subject to Section 5(c) hereto.
          (c) Tenant, at Tenant’s sole cost and expense, shall have the right, to be exercised by written notice given to Landlord within ninety (90) days after receipt of the Annual Operating Expense Statement for any calendar year, to audit Landlord’s books and records pertaining only to the Operating Expenses for such calendar year, provided such audit must commence within thirty (30) days after Tenant’s notice to Landlord and thereafter proceed regularly and continuously to conclusion and, provided, further, that such audit must be conducted by a nationally recognized independent public accounting firm in a manner that does not unreasonably interfere with the conduct of Landlord’s business. Notwithstanding the foregoing, Tenant shall not have the right to audit Landlord’s books and records regarding the Operating Expenses for any calendar year if there exists an Event of Default by Tenant or any circumstance exists that with the giving of notice, the passage of time, or both, would constitute an Event of Default. Tenant (and its agents, employees and accountants) shall hold the results of such audit in strict confidence and not disclose the same to any third party ( excluding Tenant’s professional advisors who shall also maintain the confidence of said information ), except as is reasonably necessary during any dispute between Landlord and Tenant related thereto or as required by law. A copy of the results of any such audit shall be promptly provided to Landlord, and Landlord may conduct an independent review of the same. If there is any disagreement regarding the results of any such audit, the parties shall select a third party auditor to resolve the dispute. In the event that the results of any audit produce a variance of five percent (5%) or less in Tenant’s favor, then Tenant shall reimburse Landlord for any and all costs incurred by Landlord with respect to the audit. In the event the results of any audit produce a variance of

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greater than five percent (5%), then Landlord shall reimburse Tenant for any and all costs incurred by Tenant with respect to the audit.
     6. Operating Expenses.
          (a) “Operating Expenses”, for each calendar year, shall consist of (i) all Operating Costs for the Building; plus (ii) the proportionate share of the ownership, management, maintenance, repair, replacement and operating costs accruing during each such calendar year for the common areas in the Project allocable to the Building.
          (b) “Operating Costs” shall mean all expenses, costs and accruals (excluding therefrom, however, specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Building) of every kind and nature, computed on an accrual basis, incurred or accrued in connection with, or relating to, the ownership, operation, management, maintenance, repair and replacement of the Building and interior and exterior common areas serving the Building during each calendar year, including, but not limited to the following: wages and salaries (including taxes, insurance and benefits) of all on and off-site employees; supplies; tools; equipment; utilities; trash removal; snow and ice removal; maintenance, management and service agreements; inspections; legal and accounting services relating to management and maintenance of the Building; insurance premiums paid by Landlord on the Premises (as described in Section 21 hereto) and including all deductible and co-insurance payments made by Landlord in connection therewith; maintaining, striping, repairing, replacing, repaving and lighting grounds, streets, parking areas, sidewalks, curbs and walkways, landscaping, drainage and lighting facilities; and all taxes, assessments and governmental charges, whether or not directly paid by Landlord, attributable to the Building or said common areas, together with consultation, legal fees and costs resulting from any challenge of tax assessments (but excluding federal and state income taxes, franchise taxes, and other taxes imposed on the income of Landlord). Notwithstanding anything contained herein to the contrary, the defined term “Operating Costs” shall exclude capital expenditures as defined by Generally Accepted Accounting Practices (“GAAP”), except Operating Costs shall include (i) the annual amortization over its useful life of the costs of capital expenditures and improvements made to comply with newly enacted laws, ordinances, rules, or regulations, or newly enacted changes to existing laws, and (ii) the annual amortization over its useful life of the costs of any equipment or capital improvements made as a labor-saving measure or to accomplish other savings in operating, repairing, managing, or maintaining the Building but only to the extent of the savings. Operating Costs shall also exclude principal or interest payments on debt, costs reimbursed by insurance or other third parties, legal expenses or damages of any kind incurred by Landlord as a result of action by a third party or other tenant against Landlord and excessive wages salaries or benefits.
          (c) Notwithstanding any language contained herein to the contrary, Tenant hereby agrees that, during any calendar year in which the entire Building is not provided with Building Standard Services or is not completely occupied, Landlord shall compute all Variable Operating Costs (defined below) for such calendar year as though the entire Building were provided with Building Standard Services and were completely occupied. For purposes of this Lease the term “Variable Operating Costs” shall mean any operating cost that is variable with the level of occupancy of the Building (e.g. utilities and cleaning services). In the event that

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Landlord excludes from “Operating Costs” any specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Building or to other buildings or projects on the Land, Landlord shall have the right to increase “Operating Costs” by an amount equal to the cost of providing standard services similar to the services for which such excluded specific costs were billed or incurred provided that such “standard services” are generally available for the benefit of all tenants of the Building. In no event shall Landlord receive from all tenants of the Building more than one hundred percent (100%) of any Operating Costs.
          (d) Tenant’s proportionate share of increases in items which constitute Controllable Operating Costs shall be capped at six percent (6%) per year on a cumulative (rather than prior year) basis. Controllable Operating Costs shall mean all Operating Costs except costs of insurance, all taxes included in Operating Costs, assessments, governmental charges, utilities, and snow and ice removal. There shall be no cap on increases in items which do not constitute Controllable Operating Costs.
     7. Services. Landlord shall furnish the following services to Tenant in amounts reasonably necessary for usual and customary office space of similar size during the term of this Lease (“Building Standard Services”):
          (a) Hot and cold domestic water and common use rest rooms and toilets at locations provided for general use, in such amounts as are reasonably determined by Landlord.
          (b) Subject to curtailment as required by governmental laws, rules or mandatory regulations, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably determined by Landlord, consistent with other comparable office buildings in Nashville, Tennessee.
          (c) Electric lighting service for all public areas and special service areas of the Building in such amounts and locations as are reasonably determined by Landlord.
          (d) Janitor service five (5) days per week, exclusive of public holidays (as defined in Exhibit E hereto), in such manner as Landlord reasonably determines; provided, however, if Tenant’s floor coverings or other improvements are other than Building standard, Tenant shall pay one hundred and fifteen percent (115%) of the actual additional cleaning cost, if any, attributable thereto.
          (e) Access control for the Building to the extent and in the manner reasonably determined by Landlord; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Premises other than as a result of Landlord’s own negligent or intentional acts or omissions, or those of its agents or assigns, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.
          (f) Sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of similar low voltage electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed eight (8.00) watts per square

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foot of Usable Area; and (ii) lighting and equipment of high voltage electrical consumption (277/480 volts), provided that the total rated electrical design load for said lighting and equipment of high electrical voltage shall not exceed eight (8.00) watts per square foot of Usable Area. If Tenant’s electrical consumption exceeds the foregoing standards, then Landlord shall have the right to install a separate meter for the Premises at Tenant’s expense, such that Tenant shall be billed the costs associated with electricity consumed in excess of Building standard. If Tenant requires that certain areas within the Premises operate in excess of the normal Building Operating Hours (as defined in Exhibit E), the electrical service to such areas shall be separately circuited and metered such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours, as set forth in Exhibit E hereto.
          (g) Building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in Interior Common Areas and On-Floor Common Areas.
          (h) Non-exclusive multiple cab passenger service to the Premises during Building Operating Hours (as defined in Exhibit E) and at least one (1) cab passenger service to the Premises twenty-four (24) hours per day.
          (i) Failure by Landlord to furnish the services described in this Section, or any cessation thereof, for any reason beyond the reasonable control of Landlord shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to repair said equipment or machinery promptly and to restore said services. Notwithstanding the foregoing, (a) the Rent shall abate proportionately during such time as services that are essential to Tenant’s operations or to the Tenant’s use and enjoyment of the Premises, such as HVAC, electricity or water (“Essential Services”) shall not be provided to Tenant, and Tenant shall be materially inconvenienced thereby in excess of seventy-two (72) consecutive hours, and (b) in the event Essential Services shall not be provided to Tenant for a period in excess of thirty (30) consecutive days and the interruption does not result from the negligent or willful misconduct of Tenant, its employees, guests, invitees, or agents, then Tenant may at its option terminate this Lease by providing written notice of cancellation within ten (10) days from the end of such thirty (30) day period. Notwithstanding the foregoing, the parties acknowledge and agree that this section shall not apply to any cessation of services caused by a casualty.
     8. Keys and Locks. Landlord shall furnish Tenant with two (2) keys for each Building standard lockset on code-required doors entering the Premises from public areas. Additional keys will be furnished by Landlord upon an order signed by Tenant and at Tenant’s expense. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises without Landlord’s permission, and Tenant shall not make or permit to be made any duplicate keys. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to any locks on doors entering or within the Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

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     9. Tenant Security. Subject to Landlord’s approval of plans and specifications, such approval not to be unreasonably withheld, Tenant shall enact and provide security procedures and safeguards to provide for the safety and security of the Premises and its employees as follows:
          (a) Install (or engage its own consultant or independent contractor to install) electronic access control and Closed Circuit Television surveillance systems, both into and within the Premises. Such electronic access control shall be provided at such level and specificity as determined by Tenant in its sole discretion, subject to Landlord’s approval, such approval not to be unreasonably withheld.
          (b) Maintain and service any security systems put in place in accordance with such security procedures and safeguards.
          (c) Provide authorized Landlord building services personnel with identification card access to the Premises to perform routine, after-hours and emergency maintenance services within the Premises.
          (d) Maintain a reception area to the Premises to entry and departure of visitors, vendors and contractors into and from the Premises.
     Landlord shall disconnect and terminate any existing electronic access devices into and within the Premises prior to the Expansion Space Commencement Date, unless Tenant agrees in writing to extend such date.
     10. Graphics, Building Directory and Name. Landlord shall provide and install ( one time at Landlord’s cost with any subsequent changes paid for by Tenant ) all graphics, letters, and numerals at the entrance to the Premises and strips (based on the ratio that the Net Rentable Area of the Premises bears to the total Net Rentable Area of the Building) containing a listing of Tenant’s name on the Building directory board to be placed in the main lobby of the Building. All such letters and numerals shall be in the Building standard graphics. Tenant agrees that Landlord shall not be liable for any inconvenience or damage occurring as a result of any error or omission in any directory or graphics. No signs, numerals, letters or other graphics shall be used or permitted on the exterior of, or may be visible from outside, the Premises, unless approved in writing by Landlord.
     11. Parking. The Project has five (5) spaces per thousand square feet (or 820 parking spaces), of which twenty (20) spaces will be designated for exclusive use by Tenant in the location set forth on Exhibit G (such parking spaces, the “Tenant Designated Parking”). Prior to the Expansion Space Commencement Date, Landlord shall install at Tenant’s cost (but subject to including such cost in the T.I. Allowance to the extent of such allowance as provided in Exhibit B) signage indicating that the designated parking spaces are reserved for the exclusive use of Tenant. It is agreed that except for the installation of the parking signage, Landlord shall have no obligation or responsibility to prohibit the use by other persons of the Tenant Designated Parking or to enforce Tenant’s rights or use of the Tenant Designated Parking. Tenant shall be solely responsible for regulating and enforcing the use of the Tenant Designated Parking, and, when enforcing its rights, Tenant hereby agrees that it shall act in a commercially reasonable and

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non-discriminatory manner and in compliance with all laws. Tenant shall indemnify and hold harmless Landlord from any claim from any person for damage, loss, or expense that arises from any Tenant action to enforce its rights related to the Tenant Designated Parking. During the initial term of this Lease and any renewal term Landlord’s reasonable maintenance expenses incurred in maintaining signage related to the designated parking shall be at Tenant’s sole cost and expense. In addition to the Tenant Designated Parking, Tenant shall have the non-exclusive right to use the parking lot serving the Building. Landlord may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles, and Tenant agrees to abide by such rules and regulations. Except as set forth above, this Lease does not grant Tenant (or its agents, employees, contractors and visitors) the exclusive right to use any parking areas serving the Building. Landlord may, from time to time, designate specific portions of the parking lot as reserved areas for visitors and access for the disabled. Notwithstanding the foregoing, in the event that Tenant’s parking requirements require modification necessitating additional parking spaces for its agents, employees, contractors or visitors, Landlord shall use commercially reasonable efforts to increase the parking spaces available to Tenant, provided, that, Tenant shall be responsible for any additional expenses or costs incurred by Landlord to increase the parking spaces available to the Tenant.
     12. Entry for Repairs and Inspection. Tenant shall permit Landlord and its contractors, agents or representatives to enter into and upon any part of the Premises during reasonable hours to inspect or clean the same, make repairs, alterations or additions thereto, and, upon reasonable prior notice to Tenant, for the purpose of showing the same to prospective tenants or purchasers. Landlord shall use its reasonable efforts not to interfere materially with the operation of Tenant’s business during any such entry.
     13. Laws and Regulations; Encumbrances; Rules of Building. Tenant shall comply with, and Tenant shall cause its employees, contractors and agents to comply with, and shall use its best efforts to cause its visitors and invitees to comply with, (i) all laws, ordinances, orders, rules and regulations of all state, federal, municipal and other governmental or judicial agencies or bodies relating to the use, condition or occupancy of the Premises, (ii) all recorded easements, operating agreements, parking agreements, declarations, covenants and instruments encumbering the Premises which Landlord provides Tenant written notice of, and (iii) the rules of the Building reasonably adopted and altered by Landlord from time to time for the safety, care and cleanliness of the Premises and Building and for the preservation of good order therein. The initial rules of the Building are attached hereto and incorporated herein as Exhibit F. Landlord shall notify Tenant in writing in advance of any changes to the said Building rules. Any future changes to the Building rules shall not be inconsistent with the Terms of this Lease. Nothing contained herein shall require Tenant to make structural improvements or repairs to the Premises to cause the Premises to comply with applicable laws.
     14. Hazardous Substances. Tenant shall comply, at its sole expense, with all laws, ordinances, orders, rules and regulations of all state, federal, municipal and other governmental or judicial agencies or bodies relating to the protection of public health, safety, welfare or the environment (collectively, “Environmental Laws”) in the use, occupancy and operation of the Premises. Tenant agrees that no Hazardous Substances shall be used, located, stored or processed on the Premises or be brought onto any other portion of the Building by Tenant or any of its agents, employees, contractors, assigns, subtenants, guest or invitees, and no Hazardous

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Substances will be released or discharged from the Premises. The term “Hazardous Substances” shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCB’s, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or hereafter included under or regulated by any Environmental Laws or that would pose a health, safety or environmental hazard. Tenant hereby agrees to indemnify, defend and hold harmless Landlord from and against any and all losses, liabilities (including, but not limited to, strict liability), damages, injuries, expenses (including, but not limited to, court costs, litigation expenses, reasonable attorneys’ fees and costs of settlement or judgment), suits and claims of any and every kind whatsoever incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in or the escape, leakage, spillage, discharge, emission or release from the Premises of any Hazardous Substances or the presence of any Hazardous Substances placed on or discharged from the Building by Tenant or any of its agents, employees, contractors, assigns, subtenants, guest or invitees. Notwithstanding anything contained herein to the contrary, Tenant shall have the right to possess the usual and customary cleaning products and office supplies, provided that any such substances are maintained and stored in a reasonably prudent manner.
     15. Tenant Taxes. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant’s gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord’s option, to Landlord. Notwithstanding the foregoing, income taxes or corporate excise taxes based on Landlord’s ownership of the Premises shall be the sole responsibility of Landlord.
     16. Leasehold Improvements.
          (a) Tenant shall receive from Landlord a tenant improvement allowance of $1,846,305.00 (the “T.I. Allowance”) to be used for the purpose of purchasing, constructing and/or installing improvements to the Expansion Space. Landlord will cause the Expansion Space to be promptly prepared in accordance with the Work Letter attached as Exhibit B which hereby amends and replaces any prior work letter.
          (b) If for any reason the Expansion Space should not he ready for occupancy by the Expansion Space Commencement Date, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, except for the rent abatement as specifically set forth in Exhibit B. Landlord shall provide Tenant a copy of the Use and Occupancy Certificate for the shell space (i.e. an occupancy certificate which remains subject to furniture and equipment installation by Tenant) upon completion of the improvements as set forth in Exhibit B which is attached hereto, and, if requested by Tenant, the final Use and Occupancy Certificate upon completion of Tenant’s installation of furniture and equipment.
          (c) Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises, or place safes, vaults or other heavy furniture or equipment

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within the Premises, without first obtaining the written consent of Landlord which consent shall not he unreasonably withheld so long as said alterations do not adversely impact on Building systems or structure. Provided, however, that any such alterations or physical additions to the Premises such as trade fixtures, machinery, and equipment that are installed by Tenant and removable without adverse impact on the Building systems or structure shall remain the property of Tenant. All repairs, alterations or additions that affect the Building’s structural components or the Building’s mechanical, electrical and plumbing systems shall be made solely by Landlord or its contractor.
          (d) Should any mechanic’s or other liens be filed against any portion of the Building by reason of Tenant’s acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within thirty (30) days after notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, within said thirty (30) day period, Landlord may, at its sole option, cancel or discharge the same and upon Landlord’s demand, Tenant shall promptly reimburse Landlord for all reasonable costs incurred in canceling or discharging such liens, plus an administrative fee equal to fifteen percent (15%) of such costs.
     17. Repairs by Landlord. Landlord shall make such repairs to exterior, roof and structural portions of the Building, the general Building systems, including, but not limited to, the sprinkler system, HVAC system, electrical wiring, plumbing system and common areas of the Building as may be necessary to keep the same in good order and repair, and shall maintain the Building in a clean condition in a commercially reasonable manner, including outside areas (including parking area) and all underground water and sewerage pipes, and Landlord shall not otherwise be obligated to make improvements to, or repairs of, the Premises or the Building. The cost of such repairs shall be a part of Operating Expenses, except that, subject to the provisions of Section 20(e), Tenant shall pay or cause to be paid on demand Landlord’s costs for any repairs necessitated by the acts or omissions of Tenant or Tenant’s agents, contractors, employees, visitors or invitees, plus an administrative fee of fifteen percent (15%) of such costs.
     18. Repairs by Tenant. Except for Landlord’s express repair obligations under this Lease, Tenant shall, at its own cost and expense, keep the Premises and all leasehold improvements within the Premises in good and clean condition, and Tenant shall perform all maintenance, repairs and replacements necessary to accomplish the same, subject to Landlord’s duties set forth herein. In addition, Tenant shall perform all maintenance, repairs, replacements and improvements required by any governmental law, ordination, rule or regulation; provided that Tenant shall not be obligated to make any structural alterations or improvements required by applicable law. If Tenant fails to commence any maintenance, repairs, replacements or improvements which it is required to perform hereunder within ten (10) days after written notice from Landlord to Tenant and thereafter diligently proceed with such work until completion, Landlord may, at its option, perform any such maintenance, repairs, replacements or improvements deemed necessary by Landlord, and Tenant shall pay to Landlord on demand Landlord’s cost thereof, plus an administrative fee of fifteen percent (15%) of such costs.
     19. Condemnation. If all or substantially all of the Premises, or such portion of the Premises or the Building as would render, the continuance of Tenant’s business from the Premises impracticable, shall be permanently taken or condemned for any public purpose, then

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Landlord or Tenant may terminate this Lease. If less than all or substantially all of the Premises or any portion of the Building shall be taken, then Landlord shall have the option of terminating this Lease by written notice to Tenant within ten (10) days following the date of such condemnation or taking. If this Lease is terminated as provided above, this Lease shall cease and expire as of the date of the taking. In the event that this Lease is not terminated and a portion of the Premises is taken, Tenant shall pay the Rent up to the date of the taking, and this Lease shall thereupon cease and terminate with respect to the portion of the Premises so taken. Thereafter the Base Rent and Additional Rent shall be adjusted on an equitable basis. If this Lease is not terminated, Landlord shall promptly repair the Premises or the Building, as the case may be, to an architectural unit, fit for Tenant’s occupancy and business; provided, however, that Landlord’s obligation to repair hereunder shall be limited to the extent of the net proceeds from such taking made available to Landlord for such repair. In the event of any temporary taking or condemnation for any public purpose of the Premises, the Building or any portion thereof, this Lease shall continue in full force and effect except that Base Rent and Additional Rent shall be adjusted on an equitable basis for the period of such taking, and Landlord shall be under no obligation to make any repairs or alterations.
     20. Casualty.
          (a) In the event any portion of the Premises or any portion of the General Common Areas (or, if Tenant is on a multi-tenant floor, any portion of the On-Floor Common Areas for the floor on which the Premises are located) is damaged by fire or other casualty, earthquake or flood or by any other cause of any kind or nature, and the damage can, in the reasonable opinion of the Landlord’s architect, be repaired within ninety (90) calendar days from the date of the casualty, then Landlord shall repair the damage. In the event the damage cannot, in the reasonable opinion of Landlord’s architect, be repaired within ninety (90) days from the date of the casualty, but can be repaired within one hundred eighty (180) days from the date of the casualty, Landlord, at Landlord’s sole option, may elect either to terminate this Lease or to repair the damage. If in the reasonable opinion of Landlord’s architect, the damage cannot be repaired within one hundred eighty (180) days from the date of the casualty, then both Landlord and Tenant shall have the right to terminate this Lease.
          (b) Notwithstanding any language herein to the contrary, Landlord, at Landlord’s sole option, shall have the right to terminate this Lease if at the time of any such damage, either (i) less than two (2) years remain in the term of this Lease; (ii) the cost of repairing and restoring the damage exceeds twenty-five percent (25%) of the replacement cost of the Building; or (iii) Landlord’s lender does not make the insurance proceeds available to Landlord to restore the Premises.
          (c) In the event this Lease is not terminated as provided hereunder (i) Landlord shall be obligated to repair the damage to the extent of the net insurance proceeds available to Landlord for the purpose of rebuilding and restoration unless such proceeds are inadequate to bring the Premises into conformity with their condition prior to the occurrence of such damage, in which case Landlord shall be responsible for the remaining portion necessary to bring the Premises into conformity with such condition; (ii) Tenant shall be entitled to a pro rata abatement of Base Rent and Additional Rent during the period of time the Premises, or any portion thereof, are untenantable due to such damage, and (iii) if the Premises, the Building, or

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any portion thereof shall be damaged through the negligence or willful misconduct of Tenant and the cost of repairing the same is not covered by Landlord’s insurance, such damage shall be repaired by Landlord at the sole expense of Tenant, plus an administrative fee to Landlord of fifteen percent (15%) of such costs.
          (d) In the event of any termination of this Lease under this Section, this Lease shall cease and terminate as if the date of such damage were the expiration date of the term of this Lease.
     21. Insurance.
          (a) Landlord shall maintain full replacement cost property insurance coverage on the Building. Said insurance shall be maintained in amounts desired by Landlord and payments for losses thereunder shall be made solely to Landlord. Tenant shall be added as an Additional Insured on Landlord’s Certificate of Insurance. Tenant shall maintain at its expense business interruption insurance and property insurance coverage at full replacement cost on of all its personal property, and removable trade fixtures located in the Premises and on all additions and improvements (including fixtures) made by Tenant.
          (b) Landlord and Tenant shall each maintain a policy or policies of commercial general liability insurance. Such insurance shall afford minimum protection (which may be affected by primary and for excess coverage) of not less than $3,000,000 per occurrence for injury to or death of any person and of not less than $500,000.00 per occurrence for property damage; provided, however, Tenant shall carry such greater limits of coverage as Landlord may reasonably request from time to time so long as Landlord maintains similar limits of coverage. Landlord shall also carry rent loss insurance, and it may carry such additional insurance, provided that the type and amount of insurance carried is consistent with that which prudent landlords of comparable first class office buildings carry in Nashville, Tennessee and include in rent charged to tenants. Tenant may dispute whether any additional insurance carried by Landlord meets the foregoing standard by providing written notice detailing its objection to the additional requirements within ninety (90) days from the date Tenant first receives notice that such additional insurance is being carried. Any dispute which is not promptly resolved by the Landlord and Tenant shall be submitted for expedited arbitration. To the extent it is determined that Landlord obtains insurance which fails to meet the foregoing standard, the Tenant shall be entitled to exclude the cost of such insurance from Operating Costs.
          (c) If Tenant shall fail to procure and maintain the insurance required herein, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant, plus a fifteen percent (15%) administrative fee, which Tenant shall pay to Landlord upon demand. Unless otherwise permitted by Landlord, Tenant’s insurance required hereunder shall be in companies rated A-, Class X in “Best’s Insurance Guide”. Tenant shall deliver to Landlord prior to occupancy of the Premises insurance certificates (on Accord Form 27 or 28 or with another certificate clearly evidencing insurance) evidencing the existence and amounts of such insurance with additional insured endorsements satisfactory to Landlord, and in addition, Tenant shall deliver copies of the insurance policies promptly following occupancy. Tenant shall deliver to the Landlord renewals of policies at least thirty (30) days prior to their expiration. The insurance certificates delivered hereunder shall provide that no policy shall be cancelable or

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subject to reduction of coverage except after thirty (30) days’ prior written notice to the Landlord.
          (d) The cost of Landlord’s insurance shall be included in Operating Expenses as set forth herein. However, if the annual premiums to be paid by Landlord shall exceed the standard rates for such insurance because of Tenant’s operations within, or contents of, the Premises, Tenant shall promptly pay the excess amount of the premium upon written request by Landlord. If the annual premiums to be paid by Landlord exceed the standard rates because of the operations of any other tenant other than Tenant, such increase shall not enter into the computation of the additional rent to be paid by Tenant.
          (e) Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, servants, partners, shareholders, officers or employees, for personal injury, loss or damage to business, and loss or damage that may occur to the Premises, the Building or the Project or any personal property located thereon arising from any cause that (a) would be insured against under the terms of any insurance required to be carried hereunder; or (b) is insured against under the terms of any insurance actually carried, regardless of whether the same is required hereunder. The foregoing waiver shall apply regardless of the cause or origin of such claim, including but not limited to the negligence or misconduct of a party, or such party’s agents, officers, employees or contractors. The foregoing waiver shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant. Each party shall obtain any special endorsements, if any, required by their respective insurers to evidence compliance with the aforementioned waiver.
     22. Damages from Certain Causes. Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, riot, strike, insurrection, war, act or omission of any tenant or occupant of the Building (provided, however, that nothing herein shall prevent Tenant from pursuing appropriate legal or equitable remedies against any such tenant or occupant to prevent such act or omission), any nuisance or interference caused or created by any tenant or occupant of the Building, requisition or order of governmental body or authority, court order or injunction, or any cause beyond Landlord’s control or, except in the case of the gross negligence or intentional misconduct of Landlord, for any damage or inconvenience which may arise through repair or alteration of any part of the Building.
     23. Hold Harmless.
          (a) Landlord shall not be liable to Tenant, its agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Tenant. Without limiting or being limited by any other indemnity in this Lease, but rather in confirmation and furtherance thereof, Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold the Landlord harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses (including, but not limited to, court costs, reasonable attorneys’ fees and litigation expenses) in connection with injury to or death of any person or damage to or theft, loss or loss of the use of any property occurring in or about the Premises, the Building or the Project arising from Tenant’s occupancy

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of the Premises, or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, the Building or the Project, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or due to any other act or omission or willful misconduct of Tenant or any of its agents, employees, contractors, assigns, subtenants, guest or invitees, all subject, however, to the provisions of Section 21(e) hereof.
          (b) Tenant shall not be liable to Landlord, its agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Landlord. Subject to the provisions and limitations of Landlord personal liability set forth in Section 34, Landlord agrees to indemnify, defend by counsel reasonably acceptable to Tenant and hold the Tenant harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses (including, but not limited to, court costs, reasonable attorneys’ fees and litigation expenses) in connection with injury to or death of any person or damage to or theft, loss or loss of the use of any property occurring in or about the Premises, the Building or the Project arising from Landlord’s negligence or intentional acts or omissions, or from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, all subject, however, to the provisions of Section 21(e) hereof.
     24. Default and Remedies.
          (a) The occurrence of any of the following shall constitute a default under and breach of this Lease by Tenant (an “Event of Default”):
               (i) Failure by Tenant to pay any Rent within (5) business days after written notice that the same is past due; failure by Tenant to observe or perform any of the covenants in respect of assignment and subletting; failure by Tenant to cure forthwith, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created or permitted in violation of law or of this Lease;
               (ii) Failure by Tenant or Guarantor to complete, execute and deliver any instrument or document required to be completed, executed and delivered by Tenant or Guarantor pursuant to the provisions of this Lease within twenty (20) days after the initial written demand therefor to Tenant;
               (iii) Failure by Tenant or Guarantor to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant or Guarantor; provided that such thirty (30) day period shall be extended for the time reasonably required to complete such cure, if such failure cannot reasonably be cured within said thirty (30) day period and Tenant or Guarantor commences to cure such failure within said thirty (30) day period and thereafter diligently and continuously proceeds to cure such failure;
               (iv) The levy upon execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold

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interest, which lien shall not be released or discharged within thirty (30) days from the date of such filing;
               (v) Tenant or Guarantor becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for all or a major part of its property;
               (vi) A trustee or receiver is appointed for Tenant, or for a major part of Tenant’s property and is not discharged within sixty (60) days after such appointment;
               (vii) Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law or similar law for the relief of debtors, is instituted (A) by Tenant or Guarantor, or (B) against Tenant or Guarantor and is allowed against it or is consented to by it or is not dismissed within sixty (60) days after such institution;
               (viii) Tenant’s repeated or continued failure to timely pay any Rent due Landlord hereunder where such failure shall continue or be repeated for two (2) consecutive months, or for a total of four (4) months in any period of twelve (12) consecutive months; or
               (ix) Tenant’s repeated failure to observe or perform any of the other covenants, terms or conditions hereof more than six (6) times, in the aggregate, in any period of twelve (12) consecutive months.
               (x) Tenant or Guarantor’s failure to comply with Section 38(o) or Section 38(r) of the Lease Agreement.
          (b) Upon the occurrence of an Event of Default, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:
               (i) Landlord, with or without terminating this Lease, may immediately or at any time thereafter re-enter the Premises and correct or repair any condition which shall constitute a failure on Tenant’s part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease, and Tenant shall fully reimburse and compensate Landlord on written demand.
               (ii) Landlord, with or without terminating this Lease, may immediately or at any time thereafter demand in writing that Tenant vacate the Premises and thereupon Tenant shall vacate the Premises and remove therefrom all property thereon belonging to or placed on the Premises by, at the direction of, or with consent of Tenant within fifteen (15) days of receipt by Tenant of such notice from Landlord, whereupon Landlord shall have the right to re-enter and take possession of the Premises.
               (iii) Landlord, with or without terminating this Lease, may immediately or at any time thereafter, re-enter the Premises and remove therefrom Tenant and all property belonging to or placed on the Premises by, at the direction of, or with consent of Tenant. Any

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such re-entry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.
               (iv) Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Premises or any part thereof for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord in its sole reasonable discretion may deem advisable, and Landlord may make any alterations or repairs to the Premises which it may deem reasonably necessary or proper to facilitate such reletting; and Tenant shall pay all costs of such reletting including but not limited to the cost of any such alterations and repairs to the Premises, attorneys’ fees, leasing inducements, and brokerage commissions; and if this Lease shall not have been terminated, Tenant shall continue to pay all rent and all other charges due under this lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the rents reserved herein.
               (v) Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination; upon such termination Landlord shall recover from Tenant all damages Landlord may suffer by reason of such termination including, without limitation, unamortized sums expended by Landlord for leasing commissions and construction of tenant improvements, all arrearages in rentals, costs, charges, additional rentals, and reimbursements, the cost (including court costs and attorneys’ fees) of recovering possession of the Premises, the cost of any alteration of or repair to the Premises which is necessary or proper to prepare the same for reletting and, in addition thereto, Landlord at its election shall have and recover from Tenant either (A) an amount equal to the excess, if any, of the total amount of all rents and other charges to be paid by Tenant for the remainder of the term of this Lease over the then reasonable rental value of the Premises for the remainder of the term of this Lease, or (B) the rents and other charges which Landlord would be entitled to receive from Tenant pursuant to the provisions of subsection (iv) if the Lease were not terminated. Such election shall be made by Landlord by serving written notice upon Tenant of its choice of one of the two said alternatives within thirty (30) days of the notice of termination. Notwithstanding anything hereinabove to the contrary, under no circumstances shall Landlord be entitled to collect rent for the same period from more than one Tenant.
               (vi) The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided. All remedies provided for in this Lease are cumulative and may, at the election of Landlord, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity.
               (vii) No act by Landlord with respect to the Premises shall terminate this Lease, including, but not limited to, acceptance of the keys, institution of an action for

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detainer or other dispossessory proceedings, it being understood that this Lease may only be terminated by express written notice from Landlord to Tenant, and any reletting of the Premises shall be presumed to be for and on behalf of Tenant, and not Landlord, unless Landlord expressly provides otherwise in writing to Tenant.
     25. Late Payments. In the event any installment of any Rent owed by Tenant hereunder is not paid when due, Tenant shall pay a late charge equal to the greater of $100.00 or five percent (5%) of the amount due. The parties agree that such charge is a fair and reasonable estimate of Landlord’s administrative expense incurred on account of late payment. Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges, in inverse order of their maturity, and then to reduce all other past due amounts, in inverse order of their maturity.
     26. Attorney’s Fees. In the event that Landlord initiates against Tenant either (a) an action to collect unpaid Rent or (b) a warrant for unlawful detainer, and Landlord prevails in such action (meaning it obtains substantially the relief sought), Landlord shall be entitled to collect from Tenant all court costs, reasonable attorneys fees and litigation expenses, including, but not limited to, costs of depositions and expert witnesses.
     27. No Waiver of Rights. No failure or delay of Landlord to exercise any right or power given it herein or to insist upon strict compliance by Tenant of any obligation imposed on it herein and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by Landlord or any right it has herein to demand strict compliance with the terms hereof by Tenant. No waiver of any right of Landlord or any default by Tenant on one occasion shall operate as a waiver of any of Landlord’s other rights or of any subsequent default by Tenant. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and then only for the time and in the manner specified in such waiver. No person has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing and signed by an authorized officer of Landlord.
     28. Holding Over. In the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay as rent for such holdover period one hundred twenty-five percent (125%) of the Rent that would have been payable if this Lease had not so terminated or expired. No holding over by Tenant after the term of this Lease shall be construed to extend this Lease, and Tenant shall be deemed a tenant at will, terminable on five (5) days notice from Landlord. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord shall have leased all or any part of the Premises effective upon the termination of this Lease.
     29. Subordination.
          (a) This Lease and the rights of Tenant hereunder shall be and are hereby expressly made subject to and subordinate at all times to any deed of trust or mortgage (a “Mortgage”) or ground lease now or hereafter existing on the Building, and to all amendments, modifications, renewals, extensions, consolidations and replacements thereof, and to all advances

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made or hereafter to be made upon the security thereof; provided, however, that as a condition to such subordination the holder of the deed of trust or mortgage (the “Mortgagee”) or the ground lessor, as applicable, shall, so long as no Event of Default has occurred, not disturb Tenant in its possession of the Premises. Upon request, Tenant agrees to execute and deliver to Landlord such further instruments consenting to or confirming the subordination of this Lease to the Mortgage or ground lease and containing such other provisions which may be requested in writing by Landlord, the Mortgagee or the ground lessor. Notwithstanding anything to the contrary contained herein, any Mortgagee may subordinate, in whole or in part, its Mortgage to this Lease without joinder of Tenant by sending Tenant notice in writing. There are no ground lessors and the only Mortgagee as of the date of this Lease is LaSalle National Bank. Landlord agrees that it shall make commercially reasonable efforts to cause LaSalle National Bank or its assignee to execute a Subordination, Non-Disturbance and Attornment Agreement in the form customarily executed by LaSalle National Bank or its assignee (the “SNDA”) between Tenant and LaSalle National Bank or its assignee.
          (b) Tenant agrees that if Landlord defaults in the performance or observance of any covenant or condition of this Lease required to he performed or observed by Landlord hereunder, Tenant will give written notice specifying such default by certified or registered mail, postage prepaid, to any Mortgagee or any ground lessor of which Tenant has been notified in writing, and before Tenant exercises any right or remedy which it may have on account of any such default of Landlord, such party shall have a reasonable amount of time to cure such default of Landlord, including but not limited any time required to obtain possession of the mortgaged or leased estate. Said period of time shall not exceed forty five days unless said Mortgagee is incapable of curing said default within forty-five (45) days and is diligently pursuing the curing of said default. Whether or not any Mortgage is foreclosed or any ground lease is terminated, or any Mortgagee or ground lessor succeeds to any interest of Landlord under this Lease, no Mortgagee or ground lessor shall have any liability to Tenant for any security deposit paid to Landlord by Tenant hereunder, unless such security deposit has actually been received by such Mortgagee or ground lessor. No Mortgagee or ground lessor of which Tenant has been notified, in writing, shall be bound by any amendment or modification of this Lease made without the written consent of such Mortgagee or ground lessor, nor shall any such party be liable for any defaults of Landlord under this Lease.
     30. Estoppel Certificate. Each party agrees that, from time to time upon request by the other party, or any existing or prospective Mortgagee or ground lessor, each party will complete, execute and deliver a written estoppel certificate certifying (a) that this Lease is unmodified and is in full force and effect (or if there have been modifications, that this Lease, as modified, is in full force and effect and setting forth the modifications); (b) the amounts of the monthly installments of Base Rent, Additional Rent and other sums then required to be paid under this Lease by Tenant; (c) the date to which the Base Rent, Additional Rent and other sums required to be paid under this Lease by Tenant have been paid; (d) that the other party (to the best of the certifying party’s knowledge at the time of providing such certificate) is not in default under any of the provisions of this Lease, or if in default, the nature thereof in detail and what is required to cure same (and that no event has occurred that, by the giving of notice or the passage of time or both, would constitute a default); and (e) such other information concerning the status of this Lease or the parties’ performance hereunder reasonably requested by Landlord or the party to whom such estoppel certificate is to be addressed.

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     31. Sublease or Assignment by Tenant.
          (a) The Tenant shall not, without the Landlord’s prior written consent, which will not be unreasonably withheld, delayed or conditioned, (i) assign, convey, mortgage, pledge, encumber, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease or any interest hereunder; (ii) allow any lien to be placed upon Tenant’s interest hereunder; (iii) sublet the Premises or any part thereof; or (iv) permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant. Any attempt to consummate any of the foregoing without Landlord’s consent shall be void and of no force or effect. Notwithstanding the foregoing, Tenant may assign this Agreement to a successor entity acquiring substantially all the assets or limited liability company interests of Tenant in a merger, acquisition or other consolidation without requiring the consent of Landlord, provided, that thirty (30) days prior notice is given to Landlord, and Tenant complies with its obligations under Section 38. Upon any assignment or sublease hereunder, Tenant and Guarantor shall remain fully and primarily liable for the obligations of Tenant under this Lease.
          (b) For any proposed assignment or subletting Tenant shall submit to Landlord a copy of the proposed sublease or assignment, and such additional information concerning the business, reputation and creditworthiness of the proposed sublessee or assignee as shall be sufficient to allow Landlord to form a commercially reasonable judgment with respect thereto. If Landlord approves any proposed sublease or assignment, Landlord shall receive from Tenant as additional rent hereunder fifty percent (50%) of any rents or other sums received by Tenant pursuant to said sublease or assignment in excess of the rentals payable to Landlord by Tenant under this Lease (after deducting all of Tenant’s reasonable costs associated therewith, including reasonable brokerage fees and the reasonable cost of remodeling or otherwise improving the Premises for said sublessee or assignee), as such rents or other sums are received by Tenant from the approved sublessee or assignee. Landlord may require that any rent or other sums paid by a sublessee or assignee be paid directly to Landlord.
          (c) Notwithstanding the giving by Landlord of its consent to any subletting, assignment or occupancy as provided hereunder or any language contained in such lease, sublease or assignment to the contrary, unless this Lease is expressly terminated by Landlord, neither Tenant nor Guarantor shall be relieved of any of Tenant’s obligations or covenants under this Lease, and Tenant and Guarantor shall each remain fully liable hereunder.
     32. Quiet Enjoyment. Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Premises free from hindrance by Landlord or any person claiming by, through or under Landlord but subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and performs all of Tenant’s covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during the ownership of the Landlord’s interest hereunder. As of the date of this Lease, Landlord owns fee simple title to the real estate described on Exhibit A.
     33. Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder, in the Premises, Building or Project, and

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in such event and upon such transfer no further liability or obligation shall thereafter accrue against the transferring Landlord hereunder.
     34. Limitation of Landlord’s Personal Liability. Tenant specifically agrees to look solely to Landlord’s equity interest in the Building for the recovery of any monetary judgment against Landlord; it being agreed that Landlord (and its partners, members and shareholders) shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.
     35. Force Majeure. Landlord and Tenant (except with respect to the payment of Rent or any other monetary obligation under this Lease) shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease when prevented from so doing by a cause or causes beyond the Landlord’s or Tenant’s (as the case may be) control (excluding financial inability to perform), which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, acts of God, or any other cause not within the reasonable control of Landlord or Tenant (as the case may be).
     36. Surrender of Premises. Upon the termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, Tenant shall quit and surrender possession of the Premises to Landlord, broom clean, in the same condition as upon delivery of possession to Tenant hereunder, normal wear and tear and damage by casualty or condemnation excepted. Before surrendering possession of the Premises, Tenant shall, without expense to Landlord, remove all signs, furnishings, equipment, trade fixtures, merchandise and other personal property installed or placed in the Premises and all debris and rubbish, and Tenant shall repair all damage to Premises resulting from such removal. If Tenant fails to materially remove any of the signs, furnishings, equipment, trade fixtures, merchandise and other personal property installed or placed in the Premises by the expiration or termination of this Lease, then Landlord may, at its sole option, (i) treat Tenant as a holdover, in which event the provisions of this Lease regarding holding over shall apply; (ii) deem any or all of such items abandoned and the sole property of Landlord; or (iii) remove any and all such items and dispose of same in any manner. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such items, including, without limitation, the cost of repairing any damage to the Premises or the Building caused by such removal and storage charges (if Landlord elects to store such property).
     37. Notices. Any notice or other communications required or permitted to be given under this Lease must be in writing and shall be effectively given or delivered if (a) hand delivered to the addresses for Landlord and Tenant stated below, (b) sent by certified or registered United States Mail, return receipt requested, to said addresses, or (c) sent by nationally recognized overnight courier (such as Federal Express, UPS Next Day Air or Airborne Express), with all delivery charges paid by the sender and signature required for delivery, to said address. Any notice mailed shall be deemed to have been given upon receipt or refusal thereof. Notice effected by hand delivery shall be deemed to have been given at the time of actual delivery.

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Either party shall have the right to change its address to which notices shall thereafter be sent and the party to whose attention such notice shall be directed by giving the other party notice thereof in accordance with the provisions of this Section.

Landlord:	Donelson Corporate Centre
c/o Mr. Floyd Shechter
SmartSpace, LLC
2900 Lebanon Road, Suite 200
Nashville, TN 37214

with a copy to:	Sherrard & Roe, PLC
424 Church Street, Suite 2008
Nashville, TN 37219
Attn: Kim A. Brown, Esq.

Tenant:	Envoy, LLC, an Emdeon Business Services company
26 Century Boulevard, Suite 601
Nashville, TN 37214
Attn: General Counsel

with a copy to:	Bass, Berry & Sims, PLC
315 Deaderick Street, Suite 2700
Nashville, TN 37238
Attn: D. Mark Sheets, Esq.
     38. Miscellaneous.
          (a) This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant’s assigns.
          (b) All rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease is declared to be a Tennessee contract, and all of the terms hereof shall be construed according to the laws of the State of Tennessee.
          (c) This Lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto.
          (d) If Tenant is a corporation, partnership, limited liability company or other entity, Tenant warrants that all consents or approvals required of third parties (including but not limited to its Board of Directors, partners or members) for the execution, delivery and performance of this Lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Lease.

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          (e) To the extent permitted by applicable law, the parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage. In the event Landlord commences any proceedings for nonpayment of rent or any other amounts payable hereunder, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof. This shall not, however, be construed as a waiver of Tenant’s right to assert such claims in any separate action brought by Tenant.
          (f) If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.
          (g) Time is of the essence with respect to all provisions contained within this Lease.
          (h) Tenant represents and warrants to Landlord that Tenant did not deal with any broker in connection with this Lease other than Colliers Spectrum Cauble, Inc. and Colliers Turley Martin Tucker (“Principal Brokers”) who shall be paid by Landlord per a separate agreement between Landlord and the Principal Brokers. Tenant shall indemnify, defend and hold Landlord harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses (including, without limitation, court costs, reasonable attorneys’ fees and litigation expenses) arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such other broker or brokers or finders claiming to have dealt with Tenant in connection with the Expansion Space, the Amendment and Restatement of the Lease Agreement or with whom Tenant hereafter deals or whom Tenant employs.
          (i) If Tenant comprises more than one person, corporation, partnership, limited liability company or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.
          (j) Landlord’s receipt of any Rent payable by Tenant hereunder with knowledge of the breach of a covenant or agreement contained in this Lease shall not be deemed a waiver of the breach. No acceptance by Landlord of a lesser amount than the installment of Rent which is due shall be considered, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed, an accord and satisfaction. Landlord may accept a check or payment without prejudice to Landlord’s right to recover the balance due or to pursue any other remedy provided in this Lease.
          (k) Submission of this instrument for examination shall not constitute a reservation of or option to lease the Premises or in any manner bind Landlord, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.

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          (l) Any claim, cause of action, liability or obligation arising under the term of this Lease and under the provisions hereof in favor of a party hereto against or obligating the other party hereto and all of Tenant’s indemnification obligations hereunder shall survive the expiration or any earlier termination of this Lease.
          (m) Tenant shall have complete but non-exclusive access to the electrical and telephone equipment room located on the ground floor of Building One. Provided, however, that no other tenant shall interfere with Tenant’s access to such electrical and telephone equipment room. Tenant shall have the unrestricted ability to engage any existing telecommunications vendors providing services at the Project (ATT/Bellsouth, Telecove, or XO), and it may request to use any other telecommunications vendors subject to Landlord’s prior approval, such approval not to be unreasonably withheld or delayed. Roof access is restricted; specific access for telecommunications equipment shall be specifically negotiated so as not to interfere in any manner with Landlord’s roof warranty and maintenance. All roof modifications necessary to accommodate Tenant’s access to the roof shall be by Landlord’s approved roofing contractor at Tenant’s expense.
          (n) If Landlord receives a bona fide acceptable offer to lease space in the Building, or any space contained within the Project or adjacent to the Premises to a third party, whether unsolicited or in response to a proposal submitted by Landlord (the “Third Party Terms”), and an Event of Default does not then exist under the terms of the Lease Agreement, or any default which with notice or passage of time or both would become an Event of Default, Landlord hereby grants Tenant a Right of First Refusal (“ROFR”) to lease such space on the Third Party Terms. Landlord shall provide Tenant with a copy of the Third Party Terms and Tenant shall have ten (10) Business Days to deliver written notice to Landlord of Tenant’s intention to exercise its ROFR with respect to the space described in the Third Party Terms. If Tenant exercises this ROFR, Landlord and Tenant shall execute an amendment to this Lease Agreement, providing for the lease of such space to Tenant on the Third Party Terms; provided, however, notwithstanding any provision in the Third Party Terms to the contrary, the term of Tenant’s lease of the new space shall be coterminous with the term of the Lease Agreement as set forth in Section 2. If Tenant does not exercise this ROFR with respect to the space designated in Landlord’s notice, Landlord shall be free to lease such space to the third party in accordance with the Third Party Terms. This ROFR shall not apply to renewal or expansion rights granted to existing and/or future tenants of the Building, and the Tenant’s ability to exercise the ROFR shall be subject to the rights of first refusal granted to existing tenants of the Building (it being understood that such existing rights of first refusal have priority over the Tenant’s ROFR). This ROFR shall be in full force and effect for the duration of this Lease Agreement, and shall continue in place in the event that the parties agree to modify this Lease Agreement by amendment.
          (o) As a material inducement to Landlord’s agreement to the terms of this Lease Agreement, Guarantor shall deliver an executed guaranty in the form of Exhibit H simultaneous with the execution of this Lease Agreement. In addition, Guarantor shall not make any distributions to an owner of Guarantor or to an affiliate of Guarantor following a Guarantor Sale Transaction (as defined below) if such distributions would cause Guarantor to have a Net Worth less than One Hundred Million Dollars ($100,000,000.00), unless Guarantor provides a Letter of Credit (as defined below) in an amount equal to the sum of (1) the unamortized costs of

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the T.I. Allowance, free rent, and broker’s commissions, assuming an interest rate of six and one-half percent (6.5%) and a ten (10) year term beginning the Expansion Space Commencement Date, and (2) the last twelve (12) months of Rent for the initial term (the “Letter of Credit Amount”). In connection with any Guarantor Sale Transaction, or any sale or transfer of substantially all the assets or any merger of the Tenant, or in connection with any attempted assignment which Tenant may request under Section 31 above, Guarantor and Tenant shall deliver to Landlord information and documentation describing and concerning Tenant and Guarantor’s post-transaction financial condition, in form and substance reasonably acceptable to Landlord. The following definitions are applicable to this Section:
               (i) Letter of Credit shall mean a letter of credit which meets the following conditions: (A) clean, unconditional, irrevocable, transferable, payable to Landlord on sight at a financial institution located in the Nashville, Tennessee metropolitan area, in partial or full draws; (B) substantially in the form attached hereto and incorporated herein as Exhibit I, and otherwise be in form and content acceptable to Landlord; (C) issued by a financial institution acceptable to Landlord; and (D) contain an “evergreen” provision that provides that it is automatically renewed on an annual basis unless the issuer delivers thirty (30) days’ prior written notice of cancellation to Landlord and Tenant. Any and all fees or costs charged by the issuer in connection with the Letter of Credit shall be paid by Tenant. Once issued in accordance with this provision, Tenant shall maintain the Letter of Credit in full force and effect until the earlier of (X) receipt of the Early Termination Payment, or (Y) the expiration of the initial term of the Lease. The amount of the Letter of Credit may be reduced on each anniversary of the Effective Date to the Letter of Credit Amount which would have been required had a Guarantor Sale Transaction occurred as of such date. It is agreed that upon delivery of the Letter of Credit, Landlord shall have the right to present the Letter of Credit for payment and draw thereon in whole or in part following an Event of Default and may apply the proceeds thereof in satisfaction of Tenant’s obligations following an Event of Default.
               (ii) Net Worth shall mean the equity value on the balance sheet of the Guarantor.
               (iii) Guarantor Sale Transaction shall mean any company transaction or series of transactions pursuant to which the Guarantor sells, assigns, transfers, distributes, encumbers, or otherwise conveys substantially all of its assets.
          (p) It is the intent of the parties that this Lease shall be effective as of the Effective Date, subject only to the satisfaction (or waiver) of the conditions set forth in Section 38(s). Notwithstanding anything in this Agreement to the contrary, upon the satisfaction of the contingencies set forth in Section 38(s), this Lease Agreement shall amend and restate the Original Lease and First Amendment. In the event a party validly exercises a right to terminate the rights and obligations relating to the Expansion Space pursuant to Section 38(s), the parties agree that this Lease Agreement shall be null and void and the Original Lease and First Amendment will continue to control each party’s respective obligations.
          (q) Execution of this instrument may be evidenced by facsimile signature which shall be deemed an original for all purposes. To facilitate execution, this Lease Agreement may be executed in as many counterparts as may be required; and it shall not be

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necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.
          (r) Annually, and no later than within ten (10) days of each anniversary of the Effective Date, Guarantor shall provide to Landlord the most currently available annual, audited financial statements of Guarantor.
          (s) The parties hereto acknowledge and agree that each party’s rights and obligations relating to the Expansion Space as set forth in this Lease Agreement are contingent on satisfaction or deemed satisfaction of the Closing Conditions (as defined below) set forth in this Section 38(s). Until such time as the conditions set forth herein are satisfied (or deemed satisfied) no party shall have any right or obligation with respect to the Lease Agreement or Work Letter. Accordingly, either party hereto can terminate the rights and obligations under this Lease Agreement with respect to the Expansion Space in the event that Landlord is unable to both (i) obtain the SNDA by June 27, 2008, and (ii) receive approval of this Lease Agreement from the special servicer and close on its tenant improvement financing by June 27, 2008 (the conditions set forth in clauses (i) and (ii) being referred to herein collectively as the “Closing Conditions”); provided, however, that (x) Landlord shall deliver written notice to Tenant before 5:00 PM CST on June 27, 2008 stating whether both Closing Conditions have been satisfied and, if Landlord asserts that such Closing Conditions have been satisfied Landlord shall provide evidence of such satisfaction with such notice; and (y) if either or both Closing Conditions are not satisfied on or before June 27, 2008, any party seeking to terminate the Expansion Space pursuant to this section, must deliver written notice of termination of the Expansion Space to the other party in accordance with Section 37 before 5:00 pm CST on June 30, 2008. If such notice has not been provided before 5:00 pm CST June 30, 2008, (i) each party hereto shall be deemed to have waived any right to terminate this Lease Agreement pursuant to this Section 38(s) and the conditions set forth in this Section 38(s) shall be deemed fully satisfied, and (ii) this Lease Agreement shall be legally binding on each party hereto. Following a valid termination of the rights and obligations relating to Expansion Space pursuant to this Section 38(s), this Lease Agreement shall be of no further force and effect, and the Original Lease and First Amendment shall continue to control the rights and obligations of the parties with respect to the premises described in the Original Lease and First Amendment. The parties hereto expressly agree that any exercise of the termination rights set forth in this Section 38(s) shall not effect such parties rights and obligations under the Original Lease and First Amendment. The Original Lease and First Amendment shall continue in full force and effect until such time as the contingencies set forth in this section are satisfied or deemed satisfied.
          (t) As a material inducement to Tenant’s agreement to the terms of this Lease Agreement, Landlord shall deliver an executed Landlord’s Lien Waiver, Access Agreement and Consent in the form of Exhibit J simultaneous with the execution of this Lease Agreement.
(Remainder of Page Intentionally Left Blank)

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     IN WITNESS WHEREOF, the parties hereto have executed and sealed this Lease as of the date aforesaid.

LANDLORD:

Donelson Corporate Centre, Limited Partnership

By:	JS Development, LLC
Its: General Partner

	By:	/s/ Floyd Shechter

Floyd Shechter
	Title:	Chief Manager

TENANT:

Envoy LLC, an Emdeon Business Services company

By:	/s/ Bob A. Newport Jr.

Print:	Bob A. Newport Jr.

Title:	CFO

GUARANTOR:

Emdeon Business Services, LLC

By:	/s/ Bob A. Newport Jr.

Print:	Bob A. Newport Jr.

Title:	CFO

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EXHIBIT A-1
Legal (Metes and Bounds) Description of the Project
BEING a certain tract of land located along the east side of Lebanon Pike in the Fourteenth Council manic District of Nashville, Davidson County, Tennessee, and being more particularly described by metes and bounds as follows:
BEGINNING at a concrete monument (old), said monument being the southwest corner of the herein described tract, a corner to the State of Tennessee Law Enforcement Academy as evidenced in Book 1713, page 90, Register’s Office for Davidson County, Tennessee, and in the east right of way of Lebanon Pike;
THENCE with the east right of way of Lebanon Pike for the next 7 calls: (1) North 21 degrees 16 minutes 10 seconds East, 414.90 feet to a concrete monument (old); (2) North 22 degrees 16 minutes 10 seconds East 520.26 feet to an iron pin; (3) North 23 degrees 54 minutes 30 seconds East, 332.34 feet to an iron pin (old); (4) North 34 degrees 02 minutes 40 seconds East, 107.91 feet to a concrete monument (old); (5) North 61 degrees 02 minutes 50 seconds West, 4.72 feet to a concrete monument (old); (6) North 37 degrees 28 minutes 40 seconds East, 231.14 feet to a concrete monument (old); (7) North 48 degrees 27 minutes 00 seconds East, 338.87 feet to an iron pin (old), said pin being a corner to Trinet Trust as evidenced in Book 7379, page 10, said Register’s Office;
THENCE with the line of Trinet for the next 7 calls: (1) South 68 degrees 01 minutes 00 seconds East, 372.55 feet to an iron pin (old); (2) South 21 degrees 56 minutes 20 seconds West, 526.90 feet to a concrete monument (old); (3) South 67 degrees 53 minutes 50 seconds East, 60.00 feet to an iron pin (old); (4) South 22 degrees 06 minutes 10 seconds West, 400.3 feet to an iron pin (old); (5) North 67 degrees 53 minutes 50 seconds West, 60.00 feet to a concrete monument (old); (6) South 22 degrees 06 minutes 10 seconds West, 200.01 feet to an iron pin (old); (7) South 34 degrees 33 minutes 40 seconds West, 736.78 feet to an iron pin (old), said pin being the line of aforementioned State of Tennessee Law Enforcement Academy;
THENCE with the line of the Academy for the next 2 calls: (1) North 83 degrees 45 minutes 40 seconds West, 199.93 feet to an iron pin (old); and (2) North 67 degrees 50 minutes 00 seconds West, 258.07 feet to the point of beginning and containing 24.15 acres, more or less.
INCLUDED IN THE ABOVE DESCRIPTION, BUT SPECIFICALLY EXCLUDED THEREFROM is the property conveyed to Nashville Educare as evidenced in Book 5287, page 175, said Register’s Office, and shown as Lot 1 on the Plat of Donelson Hospital, of record in Book 4885, page 153, said Register’s Office.
BEING the same property conveyed to Donelson Corporate Centre, Limited Partnership, by Deed of Record in Book 10938, page 694, said Register’s Office.
Common Address: 3055 Lebanon Road, Nashville, Tennessee

EXHIBIT A-2
Floor Plan showing Premises

EXHIBIT A-2, Page 1
Existing - Building 3, 2nd Floor
not to scale

EXHIBIT A-2, Page 2
Existing - Building 1, 1st Floor

EXHIBIT A-2, Page 3
Expansion - Building 1, 2nd Floor
not to scale

EXHIBIT A-2, Page 4
Expansion - Building 1, 4th Floor
not to scale

EXHIBIT A-2, Page 5
Expansion - Building 3, 1st Floor

EXHIBIT B — LANDLORD’S WORK
EXPANSION SPACE TENANT IMPROVEMENTS WORK LETTER
     THIS WORK LETTER TO BE EXECUTED BY THE PARTIES SIMULTANEOUSLY WITH THE LEASE AGREEMENT.
WORK LETTER AGREEMENT
     This Work Letter Agreement (this “Work Letter”) is made and entered into as of this ___ day of June, 2008, by and between Donelson Corporate Centre, Limited Partnership (“Landlord”), and Envoy LLC (“Tenant”), under the following circumstances:
     A. Landlord and Tenant are entering into an Amended and Restated Lease Agreement of even date herewith (the “Lease Agreement”) relating to the lease of space in the Building, as more fully described in the Lease Agreement, with such space to include the Expansion Space, and with the Lease Agreement setting forth a tenant improvement allowance for the Expansion Space; and
     B. Landlord and Tenant are entering into this Work Letter for the purpose of setting forth their agreements relating to the design and construction of the Expansion Space Tenant Improvements.
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:
     1. Expansion Space Tenant Improvements to Designated Space.
          (a) Landlord shall install, finish and construct in a prompt, good and workmanlike manner, the interior partitions, finishes and other tenant improvement work described in this Work Letter (the “Expansion Space Tenant Improvements”) in and for the Expansion Space in accordance with the “Expansion Space T.I. Plans and Specifications” to be produced in accordance with Section 2 herein below. It is intended that the Expansion Space Tenant Improvements will include and the Expansion Space T.I. Plans and Specifications will describe all work, labor, material, installations and construction required to produce in the entirety of the Expansion Space, on a “turn key” basis, a completed space ready for use and occupancy as first class office suites by Tenant, subject only to installation of furniture and equipment of Tenant. Landlord’s obligation to fund the cost of Expansion Space Tenant Improvements shall be limited to an allowance of $1,846,305.00 (the “T.I. Allowance”). Any unused T.I. Allowance may be used by Tenant to pay for its cabling, wiring, moving and FF&E costs (including the cost of its contractor’s installation of Tenant’s FF&E), or as a credit toward Rent.
          (b) Landlord shall not enter into any contract for the construction of the Expansion Space Tenant Improvements unless the proposed contractor, the amount of the contract and the form of the contract documents have been approved by Tenant, which approval shall not be unreasonably withheld or delayed, and in any event Tenant shall grant or withhold approval within five (5) business days of receipt of the contract documents. In the event that the cost of the Expansion Space Tenant Improvements as aforesaid exceeds $1,846,305.00, then Tenant will be responsible for the costs in excess of $1,846,305.00. Tenant shall pay for such excess within twenty days of being invoiced therefore by Landlord.
          (c) Subject to Excused Delays, in the event the Landlord has not provided a Certificate of Occupancy with respect to the Expansion Space, on or before November 1, 2008 (as modified for Excused Delays, the “Completion Target Deadline”), then Rent payable with respect to this Lease shall abate for two (2) days for each day of delay in delivery of a Certificate of Occupancy after the Completion Target Deadline, with such rent abatement to run from the day after the Completion Target Deadline. The abatement of Base Rent and Additional Rent shall be permitted not as a penalty, but instead as reimbursement to Tenant for damages that Tenant will incur as a result of such delay, it being agreed that such damages shall be difficult to ascertain. The parties acknowledge and agree that the Certificate of Occupancy to be delivered by Landlord hereunder is for the shell space and excludes furniture and equipment installation which shall handled by Tenant’s Contractor outside this Work Letter.
          (d) For purposes of determining the rent abatement set forth in Section 1(c), the Completion Target Deadline shall be pushed back one day for each day of Excused Delay.
     2. Space Plan and Specifications.
          (a) As of the date hereof, Tenant has completed and Landlord has approved the schematic design drawings attached hereto as Schedule 1 (the “Schematic Drawings”). Landlord and Tenant agree the Schematic Drawings do not constitute a set of working drawings that are sufficient to perform the work necessary to complete the Expansion Space Tenant Improvements; however, the parties agree that the Schematic Drawings are sufficient to define, and shall constitute, the definition of the scope of the work for the Expansion Space Tenant Improvements (the “Project Scope”). The Project Scope may not be modified in any material respect without the prior consent of Landlord, such consent not to be unreasonably withheld, but such consent may require a change in the Completion Target Deadline. For avoidance of doubt, the Project Scope does not include furniture and equipment installation even if shown on the Schematic Drawings.
          (b) On or before June 19, 2008, Tenant shall cause The Collaborative Studio to prepare and deliver to Landlord final, locked floor plans and specifications with all interior finishes (including, without limitation, final ceilings, carpet and laminate) for the Expansion Space and the Expansion Space Tenant Improvements, with such floor plans, specifications and interior finishes to be consistent, in all material respects, with the Project Scope. Landlord shall not unreasonably withhold or delay its approval of such floor plans, specifications and interior finishes. If Landlord has any objections or comments with respect to such final floor plans, specifications and interior finishes, Landlord shall notify Tenant of such objections in writing within five (5) days after Landlord’s receipt thereof or Landlord shall be deemed to have approved such final floor plans, specifications and interior finishes. Tenant shall promptly cause the requested changes and modifications to be made to the floor plans, specifications and interior finishes or otherwise make them acceptable to Landlord, and shall promptly resubmit to

Landlord the modified floor plans and outline specifications, which shall be subject to the same review, approval and modification procedures set forth above. The final floor plans and specifications with interior finishes for the Expansion Space and the Expansion Space Tenant Improvements approved by Landlord shall hereinafter be referred to as the “T.I. Outline Specifications”.
          (c) Following the approval of the T.I. Outline Specifications, Landlord shall cause its project architect, The Collaborative Studio (the “Project Architect”) to prepare and deliver to the Tenant for Tenant’s approval (which it shall not unreasonably withhold or delay) within twenty (20) days after Landlord’s approval of the T.I. Outline Specifications as set forth above in Section 2(b), any and all necessary construction documents for the Expansion Space Tenant Improvements in the Expansion Space, including but not limited to, 1/4” architectural, mechanical and electrical working drawings to scale together with specifications necessary to complete such Expansion Space Tenant Improvements. The construction documents will be prepared based upon the T.I. Outline Specifications, and shall in all material respects be consistent developments of such T.I. Outline Specifications. If Tenant has any objections or comments with respect to such construction documents, working drawings and specifications (including interior finishes), it shall notify Landlord and the Project Architect in writing of such objections within five (5) days after receipt thereof or Tenant shall be deemed to have approved such documents drawings and specification. Provided that such Tenant objections and comments are consistent with the Project Scope, Landlord shall cause the Project Architect to make the requested changes and modifications to the construction documents, working drawings and specifications, and shall resubmit to Tenant the modified construction documents, working drawings and specifications (including interior finishes), which shall be subject to the same review, approval and modification procedures set forth above. The final construction documents, working drawings and specifications (including interior finishes) for the Expansion Space Tenant Improvements approved by Tenant, shall be referred to as the “Expansion Space T.I. Plans and Specifications”. None of the Expansion Space T.I. Plans and Specifications may be changed or otherwise modified without the prior written consent of Tenant.
     3. Permits. Landlord shall obtain and maintain all authorizations, approvals and permits required by any governmental entity for the Expansion Space Tenant Improvements described herein to be performed by Landlord. Tenant shall cooperate with Landlord in obtaining such authorizations, approvals or permits.
     4. Completion. The Expansion Space Tenant Improvements shall be deemed complete when all of the following have occurred: (A) the Project Architect’s certificate of Final Completion with respect to the Expansion Space Tenant Improvements shall have been delivered to Landlord and Tenant; (B) Landlord shall have obtained and delivered to Tenant a Certificate of Occupancy for the Expansion Space for completion of the Work to be performed by Landlord hereunder from the governmental authority which has authority to issue such certificates in the jurisdiction wherein the Premises are located; and (C) Landlord and Tenant shall have accepted the Expansion Space Tenant Improvements as being in substantial conformity with the Expansion Space T.I. Plans and Specifications (subject to a mutually agreeable punchlist) and have executed a written acknowledgment of such acceptance (the “Expansion Space Completion Agreement”), which shall also be signed by Landlord.

     5. Access Before Completion. Beginning July 1, 2008, Tenant and its authorized agent(s) shall have access to the Expansion Space — except Expansion Space in Building Three which is occupied by an existing tenant shall not be available for Tenant access until after August 1, 2008— in which the Expansion Space Tenant Improvements are being performed prior to completion, to a reasonable degree and without restricting Landlord or its contractor’s ability to facilitate completion of the Expansion Space Tenant. Tenant shall use commercially reasonable efforts to cooperate with Landlord and Landlord’s construction professionals to facilitate and coordinate the construction of the Expansion Space Tenant Improvements.
     6. Punch List Work. Following issuance of the Project Architect’s certificate of Final Completion with respect to the Expansion Space Tenant Improvements, Tenant may inspect the Expansion Space Tenant Improvements and prepare a punch list setting forth all incomplete, defective or other items of construction not in conformity with the Expansion Space T.I. Plans and Specifications and if such punch list is delivered to Landlord, and Landlord is in agreement with such list, Landlord shall complete or correct all items on the punch list within thirty (30) days of receipt thereof (or within a reasonable period of time if thirty (30) days is insufficient time during which to complete such item). In the event Landlord fails to complete or correct any or all agreed upon items on the punch list as herein provided, Tenant may complete or correct any or all such items and Landlord shall reimburse Tenant for the cost thereof plus interest, at commercially reasonable rates, thereon within thirty (30) days after receipt from Tenant of written demand for such payment and in the event Landlord fails to reimburse Tenant for such cost and interest within such thirty (30) day period, Tenant may deduct such cost and interest from the next ensuing installments of rent coming due under the Lease Agreement until such costs plus interest are recovered. In the event of any dispute over a punchlist item, the parties agree to use commercially reasonable efforts to resolve the dispute and, if such fails, to submit the matter to expedited arbitration. Unless the parties mutually agree otherwise, any such arbitration shall be in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect. The demand for arbitration shall be filed in writing with the other party. Any arbitration hearing necessary hereunder shall be conducted in Nashville, Tennessee. This agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.
     7. Defective Work. Landlord warrants to Tenant that (i) the Expansion Space Tenant Improvements will be constructed in a good and workmanlike manner in accordance with the Expansion Space T.I. Plans and Specifications, (ii) all materials and equipment furnished will be new, unless otherwise specified, (iii) Expansion Space Tenant Improvements will be of good quality, free from faults and defects, and (iv) the Expansion Space Tenant Improvements shall be in full compliance with all applicable laws, codes and regulations, including by way of example, but not as a limitation, environmental, zoning, building and land use laws, codes and regulations. Without limiting the generality of the foregoing, if within one year after the date of substantial completion of all of the Expansion Space Tenant Improvements, or within such longer period of time as may be prescribed by law or the terms of any applicable warranty required by the Expansion Space T.I. Plans and Specifications, the Expansion Space Tenant Improvements or any part or element of either is found to be defective or not in accordance with the Expansion Space T.I. Plans and Specifications, Landlord shall correct the same within 30 days after receipt of written notice from Tenant to do so or a longer reasonable period if such correction cannot reasonably be completed within a 30-day period, unless Tenant has previously given Landlord a written acceptance of such condition. Unless such condition is specifically referred to and accepted in a written instrument delivered to Landlord, acceptance by Tenant of the Expansion Space Tenant Improvements pursuant to the Lease Agreement shall not be deemed to be written acceptance of any such condition.
     8. Excused Delays. Excused Delays shall mean Force Majeure Delays and Tenant Delays, which terms shall be defined as follows:
          (a) Force Majeure Delays shall include any delay in construction of the Expansion Space Tenant Improvements to the extent the same results from any (i) strikes, lockouts or labor disputes, (ii) delays in obtaining labor or materials or reasonable substitutes therefore of which Landlord or its contractors had no reason to expect at the time of contracting for same, (iii) abnormal inclement weather which delays or precludes construction, acts of God or the public enemy, condemnation, civil commotion, fire or other casualty, (iv) shortage of fuel, (v) action or nonaction of public utilities or of local, state or federal governments, affecting the work, the occurrence of which Landlord or its general contractor had no reason to anticipate including, but not limited to, delays in the permitting process as a result of the action or inaction or such governmental authorities, (vi) other conditions similar to those enumerated above which are beyond the reasonable anticipation of Landlord or its general contractor, such that the Landlord cannot reasonably perform any obligation on Landlord’s part to be performed hereunder within the time periods herein specified; provided, however, that a Force Majeure Delay shall not include delays to the extent that such delays can be reasonably controlled or mitigated by Landlord without Landlord incurring additional costs or expenses.
          (b) Tenant Delays shall be delays in the construction of the Expansion Space Tenant Improvements or delays in obtaining the Certificate of Occupancy to the extent the same result from any or all of the following: (i) Tenant’s failure to (A) approve or disapprove the construction documents within the time requirements of this Work Letter Agreement, and if Tenant has disapproved the construction documents, then any delay in finalizing the construction documents except to the extent such delay is caused by the Landlord’s failure to act diligently to complete the construction documents, or (B) respond to change orders on a timely basis and/or to pay invoices (within five (5) business days of submission thereof to Tenant) for amounts due in excess of the T.I. Allowance; (ii) Tenant’s failure to deliver the T.I. Outline Specifications by the date set forth in Section 2(b), and for each day thereafter; (iii) Changes by Tenant to any or all of the T.I. Outline Specifications, the Expansion Space T.I. Plans and Specifications, or to the Project Scope; (iv) the performance or completion by Tenant, or any person, firm or corporation employed by Tenant or its representatives or agents, of any work in or about the Premises, including, but not limited to, work included in (e.g., low voltage work done by Tenant’s Contractor), or excluded from (e.g., furniture and equipment installation), the Expansion Space Tenant Improvements; (v) the acts or omissions of Tenant or its agents, employees, representatives, invitees, contractors; or (vi) Tenant’s failure to timely comply with its obligations under the Lease.
     Landlord shall deliver written notice to Tenant describing any Force Majeure Delays or any Tenant Delays promptly after notice of the event causing such delay and shall describe with reasonable specificity the circumstances causing such delay and the duration (or the anticipated duration, if such delay is still occurring at the time of the notice) of such delay. If Tenant disputes any Force Majeure or Tenant Delays, Tenant shall promptly respond in writing to Landlord and describe with reasonable specificity the Tenant’s objection to any Force Majeure Delay or any Tenant Delay.
     9. Capitalized Terms. Capitalized terms not otherwise defined in this Work Letter shall have the meanings ascribed to such terms in the Lease Agreement.
(Remainder of Page Intentionally Left Blank)

     IN WITNESS WHEREOF, the parties hereto have executed and sealed this Work Letter as of the date aforesaid.

LANDLORD:

Donelson Corporate Centre, Limited Partnership

By:	JS Development, LLC, its General Partner

By:

Floyd Shechter, Chief Manager

TENANT:

Envoy LLC, an Emdeon Business Services company

By:

Title:

Schedule 1
Schematic Design Drawings

Emdeon

Donelson Corporate Centre, Bldg 3
3055 Lebanon Pike, First Floor, Nashville, TN 37214

EXHIBIT C
COMPLETION AGREEMENT
     This Agreement is made and entered into as of the                      day of                     , 2008, between Donelson Corporate Centre, Limited Partnership (“Landlord”) and Envoy LLC, an Emdeon Business Services company (“Tenant”), and shall be attached to and made a part of the Lease Agreement between Landlord and Tenant. Pursuant to the provisions of the Amended and Restated Office Lease Agreement, Landlord and Tenant, intending to be legally bound hereby, agree to the following:
     Tenant agrees that, as of and through the date hereof, Landlord has fully and timely complied with and performed each and every of its obligations as set forth in the Amended and Restated Office Lease Agreement and pursuant to the Expansion Space Work Letter, and that Tenant has no claims or causes of action against Landlord whatsoever and has no right to any setoffs against any and all sums due Landlord.
     IN WITNESS WHEREOF, the parties have duly executed this supplement to the Amended and Restated Office Lease Agreement as of the day and year first above written
LANDLORD:
Donelson Corporate Centre, Limited Partnership

By:	JS Development, LLC, its General Partner

By:

Floyd Shechter, Chief Manager

TENANT:

ENVOY LLC, an Emdeon Business Services company

By:

Print:

Title:

EXHIBIT D-1
BASE RENT PRIOR TO
EXPANSION SPACE COMMENCEMENT DATE

Month	Per Square Foot	Square Footage	Per Month
10/2008	$15.75	55,710	$73,119.38
Rent due for the month of June 2008 has been paid by Tenant pursuant to the Original Lease and First Amendment.

EXHIBIT D-2 — BASE RENT AFTER
EXPANSION SPACE COMMENCEMENT DATE

Year	Per Square Foot	Per Annum	Per Month
11/1/08 – 10/31/09	$15.75	$2,584,827.00	$215,402.25
11/1/09 – 10/31/10	$16.22	$2,662,371.81	$221,864.32
11/1/10 – 10/31/11	$16.71	$2,742,242.96	$228,520.25
11/1/11 – 10/31/12	$17.21	$2,824,510.25	$235,375.86
11/1/12 – 10/31/13	$17.21	$2,824,510.25	$235,375.86
11/1/13 – 10/31/14	$17.73	$2,909,245.56	$242,437.14
11/1/14 – 10/31/15	$17.73	$2,909,245.56	$242,437.14
11/1/15 – 10/31/16	$18.26	$2,996,522.93	$249,710.25
11/1/16 – 10/31/17	$18.26	$2,996,522.93	$249,710.25
11/1/17 – 10/31/18	$18.81	$3,087,021.96	$257,251.83

EXHIBIT E — BUILDING SERVICES
     Landlord will furnish building standard air conditioning and heating between 7 a.m. and 6 p.m. on weekdays (from Monday through Friday, inclusive) and between 8 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays as defined below (the “Building Operating Hours”). Upon request of Tenant made in accordance with the rules and regulations for the Building, Landlord will furnish air conditioning and heating at other times (that is, at times other than the times specified above), in which event, Tenant shall reimburse Landlord for Landlord’s actual cost of furnishing such services, plus an amount equal to fifteen percent (15%) of such costs to cover Landlord’s administrative costs.
     The following dates shall constitute “Holidays” as said term is used in this Lease:
(a)	New Year’s Day

(b)	Memorial Day

(c)	Independence Day

(d)	Labor Day

(e)	Thanksgiving Day

(f)	Friday following Thanksgiving Day

(g)	Christmas

(h)	Any other holiday generally recognized as such by landlords of office space in the Metropolitan Nashville, Tennessee office market, as determined by Landlord in good faith.
     If in the case of any holiday described in (a) through (h) above, a different day shall be observed than the respective day above-described, then that day which constitutes the day observed by national banks in Nashville, Tennessee, on account of such holiday shall constitute the holiday under this Lease.

EXHIBIT F — BUILDING RULES AND REGULATIONS
     1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be used for the disposal of trash, be obstructed by tenants, or be used by tenants for any purpose other than entrance to and exit from the Premises and for going from one part of the Building to another part of the Building.
     2. Plumbing fixtures shall be used only for the purposes for which they are designed, and no sweepings, rubbish, rags or other unsuitable materials shall be disposed into them. Damage resulting to any such fixtures from misuse by a tenant shall be the liability of said tenant.
     3. Signs, advertisements, or notices visible in or from public corridors or from outside the Building shall be subject to Landlord’s prior written approval.
     4. Movement in or out of the Building of furniture, office equipment, or any other bulky or heavy materials shall be restricted to such hours as Landlord shall reasonably designate. Landlord will determine the method and routing of said items so as to ensure the safety of all persons and property concerned. Advance written notice of intent to move such items must be made to the Building management office.
     5. All routine deliveries to a tenant’s Premises during 8:00 a.m. to 5:00 p.m. weekdays shall be made through the freight elevators. Passenger elevators are to be used only for the movement of persons, unless an exception is approved by the Building management office. Delivery vehicles shall be permitted only in such areas as are designated by Landlord, from time to time, for deliveries to the Building.
     6. Building management shall have the authority to prescribe the manner that heavy furniture and equipment are positioned.
     7. Corridor doors, when not in use, shall be kept closed.
     8. All freight elevator lobbies are to be kept neat and clean. The disposal of trash or storage of materials in these areas is prohibited.
     9. No animals (with the exception of ornamental or decorative displays such as self-contained aquariums and terrariums or similar items) shall be brought into or kept in, on or about the Building, except for seeing eye dogs.
     10. Tenant will comply with all security procedures during business hours and after hours and on weekends.
     11. Tenants are reasonably requested to lock all office doors leading to corridors and to turn out all lights at the close of their working day.
     12. All requests for overtime air conditioning or heating must be submitted in writing to the Building management office by 2:00 p.m. on the day desired for weekday requests, by

2:00 p.m. Friday for weekend requests and by 2:00 p.m. on the preceding business day for holiday requests.
     13. No flammable or explosive fluids or materials shall be kept or used within the Building except in areas approved by Landlord, and Tenant shall comply with all applicable building and fire codes relating thereto.
     14. Tenant may not make any modifications, additions or repairs to the Premises and may not install any furniture, fixtures or equipment in the Premises that is in violation of any applicable building and/or fire code governing the Premises or the Building.
     15. All vending machines located within the demised premises shall be operated and maintained by Landlord’s approved food and beverage vendors, which shall include Sweeney Enterprises or any replacement desired by Landlord and approved by Tenant, with such approval not to be unreasonably withheld or delayed.
     16. Except in those areas designated by Landlord, if any, smoking is prohibited in the Building (including, but not limited to, the Premises, the main building lobby, public corridors, elevator lobbies, service elevator vestibules, stairwells, restrooms and other common areas within the Building). Landlord shall, at all times, comply with all applicable federal, state and local laws with respect to this matter.
     17. Nothing herein shall prevent Tenant from engaging third party vendors to provide catering or other food services (excluding vending machines) for all employees or for all Company events.
     18. Tenant shall have the ability to engage telecommunication vendors to the extent permitted in Section 38(m) of the Lease Agreement.
     Subject to applicable laws, Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its reasonable judgment shall, from time to time, be required for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees. Such rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

EXHIBIT G
TENANT DESIGNATED PARKING

preliminary space plan

first level floor plan

second level floor plan

fourth level floor plan

sp 5

Emdeon Business Services

Donelson Corporate Center, Bldg. 1
3055 Lebanon Pike, Second Floor, Nashville, TN 37214

LEBANON PIKE
Transmission Line
N23°54'30"E 332.34'
ACCESS
L3
L4
N37°28'40
EXCEPTION 3
Nashville Gas
R.O.W. Easement
Book 5135, Page 172
R.O.D.C., Tennessee
This area is
Under Construction
Asphalt
Flood Light
Flag Pole
Air Return Vent
Canopy
Vent
Faded Parking Stripes
Building Three
Main Lobby Entrance
2-STORY
CK BUILDING
1-STORY
BRICK BUILDING
ONE STORY
BRICK BUILDING
ONE STORY
METAL BUILDING
Emission Designated Parking Place
10-Parking Spaces
9-Parking Spaces
6-Parking Spaces
Brick and Stucco Wall
Grease Trap
Fuel Line
P&T
L1
L2

EXHIBIT H
FORM OF GUARANTY
GUARANTY OF LEASE AGREEMENT
     GUARANTY OF LEASE AGREEMENT (this “Guaranty”) made as of June ___, 2008, by Emdeon Business Services, LLC, a Delaware limited liability company, with an address at 26 Century Boulevard, Suite 601, Nashville TN 37214 (“Guarantor”), to Donelson Corporate Centre, Limited Partnership, a Tennessee limited partnership, having an office at c/o SmartSpace, LLC, 2900 Lebanon Road, Suite 200, Nashville, Tennessee 37214 Attn: Floyd Shechter (“Landlord”).
W I T N E S S E T H :
WHEREAS:
     1. Landlord and Envoy LLC, a Delaware limited liability company, the successor in interest to Envoy Corporation (“Tenant”) are parties to that certain Lease Agreement dated June 26, 2000.
     2. Landlord has been requested by Tenant to enter into an Amended and Restated Lease Agreement dated as of the date hereof (the “Lease Agreement”), whereby Landlord would lease to Tenant, and Tenant would rent from Landlord, an additional 23,882 rentable square feet located on Floors 2 and 4 of Building One, and an additional 84,524 rentable square feet located in Building Three, each as more fully described in the Lease Agreement (collectively the “Expansion Space”), resulting in a total of 164,116 net rentable square feet.
     3. Tenant is a wholly-owned subsidiary of Guarantor, and Guarantor will derive substantial economic benefit from the execution and delivery of the Lease Agreement.
     4. Guarantor acknowledges that Landlord would not enter into the Lease Agreement unless this Guaranty accompanied the execution and delivery of the Lease Agreement.
     5. Guarantor hereby acknowledges receipt of a copy of the Lease Agreement.
     NOW, THEREFORE, in consideration of the execution and delivery of the Lease Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:
     1. DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease Agreement.
     2. COVENANTS OF GUARANTOR.
          (a) Guarantor absolutely, unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety following Tenant’s default under the Lease

Agreement: (i) the full and prompt payment of all Base Rent and Additional Rent and all other rent, sums and charges of every type and nature payable by Tenant under the Lease Agreement, and (ii) the full, timely and complete performance of all covenants, terms, conditions, obligations and agreements to be performed by Tenant or Guarantor under the Lease Agreement (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”). If Tenant defaults under the Lease Agreement, Guarantor will, without notice or demand, promptly pay and perform all of the Obligations, and pay to Landlord, when and as due, all Base Rent and Additional Rent payable by Tenant under the Lease Agreement, together with all damages, costs and expenses to which Landlord is entitled pursuant to any or all of the Lease Agreement, this Guaranty and applicable Laws.
          (b) Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect Base Rent and Additional Rent and any other rent, sums and charges due under the Lease Agreement for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months throughout the Term in any subsequent Action, (ii) Landlord may, at its option, without prior notice or demand, join Guarantor in any Action against Tenant in connection with or based upon either or both of the Lease Agreement and any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease Agreement, and (iv) Guarantor will be conclusively bound by a judgment entered in any Action in favor of Landlord against Tenant, as if Guarantor were a party to such Action, irrespective of whether or not Guarantor is entered as a party or participates in such Action.
          (c) Any default or failure by the Guarantor to perform any of its Obligations under this Guaranty shall be deemed an immediate default by Tenant under the Lease Agreement.
     3. GUARANTOR’S OBLIGATIONS UNCONDITIONAL.
          (a) This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant (but Tenant must be in default under the Lease Agreement beyond any applicable notice and cure periods), and without the necessity of any notice of nonpayment, nonperformance or nonobservance, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance. The obligations of Guarantor hereunder are independent of, and may exceed, the obligations of Tenant.
          (b) If the Lease Agreement is renewed, or the Term extended, for any period beyond the Expiration Date, either pursuant to any option granted under the Lease Agreement or otherwise, or if Tenant holds over beyond the Expiration Date, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the

Obligations under the Lease Agreement accruing during any renewal, extension or holdover period.
          (c) This Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications, alterations or amendments of the Lease Agreement (regardless of whether Guarantor consented to or had notice of same), (ii) any release or discharges of Tenant other than the full release and complete discharge of all of the Obligations, (iii) Landlord’s failure or delay to assert any claim or demand or to enforce any of its rights against Tenant, (iv) any extension of time that may be granted by Landlord to Tenant, (v) any assignment or transfer of all of any part of Tenant’s interest under the Lease Agreement (whether by Tenant, by operation of law, or otherwise), (vi) any subletting, concession, franchising, licensing or permitting of the Premises, (vii) any changed or different use of the Premises, (viii) any other dealings or matters occurring between Landlord and Tenant, (ix) the taking by Landlord of any additional guarantees, or the receipt by Landlord of any collateral, from other persons or entities, (x) the release by Landlord of any other guarantor, (xi) Landlord’s release of any security provided under the Lease Agreement, or (xii) Landlord’s failure to perfect any landlord’s lien or other lien or security interest available under applicable Laws. Without limiting the foregoing, this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease Agreement, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Landlord’s taking or entering into any or all of the foregoing actions or omissions. For purposes of this Guaranty and the obligations and liabilities of Guarantor hereunder, “Tenant” shall be deemed to include any and all licensees, franchisees, assignees, subtenants, permittees or others directly or indirectly operating or conducting a business in or from the Premises and/or the Property, as fully as if any of the same were the named Tenant under the Lease Agreement.
          (d) Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease Agreement or by relief of Tenant from any of Tenant’s obligations under the Lease Agreement or otherwise by (i) the release or discharge of Tenant in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease Agreement, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the Lease Agreement in any such proceeding. This Guaranty shall continue to be effective if at any time the payment of any amount due under the Lease Agreement or this Guaranty is rescinded or must otherwise be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

     4. WAIVERS OF GUARANTOR.
          (a) Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty and notice of dishonor, (ii) notice of any actions taken by Landlord or Tenant under the Lease Agreement or any other agreement or instrument relating thereto, (iii) notice of any and all defaults by Tenant in the payment of Base Rent and Additional Rent or other rent, charges or amounts, or of any other defaults by Tenant under the Lease Agreement, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4.1, might constitute grounds for relieving Guarantor of its obligations hereunder, and (v) any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any collateral.
          (b) GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH: THIS GUARANTY; THE LEASE AGREEMENT; ANY LIABILITY OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES AND/OR THE PROPERTY; ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE AGREEMENT, THE PREMISES AND/OR THE PROPERTY; ANY ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES, PERMITTEES OR LICENSEES; OR ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES AND/OR THE PROPERTY. GUARANTOR SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LANDLORD AGAINST GUARANTOR UNDER THIS GUARANTY EXCEPT FOR ANY COMPULSORY COUNTERCLAIMS. GUARANTOR SHALL NOT BE ENTITLED TO MAKE, AND HEREBY WAIVES, ANY AND ALL DEFENSES AGAINST ANY CLAIM ASSERTED BY LANDLORD OR IN ANY SUIT OR ACTION INSTITUTED BY LANDLORD TO ENFORCE THIS GUARANTY OR THE LEASE AGREEMENT. IN ADDITION, GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AGREEMENT AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY TENANT UNDER THE LEASE AGREEMENT, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS PRIMARY AND UNCONDITIONAL.
     5. SUBROGATION. Guarantor shall not be subrogated, and hereby waives and disclaims any claim or right against Tenant by way of subrogation or otherwise, to any of the rights of Landlord under the Lease Agreement or otherwise, or in either or both of the Premises and the Property, which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder until such time as the obligations have been satisfied. Guarantor shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the

Obligations shall not have been paid and performed in full, Guarantor shall hold such amount in trust for Landlord and shall pay such amount to Landlord immediately following receipt by Guarantor, to be applied against the Obligations, whether matured or unmatured, in such order as Landlord may determine. Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease Agreement.
     6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:
          (a) Guarantor is a Delaware limited liability company; has all requisite power and authority to enter into and perform its obligations under this Guaranty; and this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or condition.
          (b) The execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene any applicable Laws or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.
          (c) There is no action, suit or proceeding pending or threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.
          (d) Guarantor’s principal place of business is set forth in the first paragraph of this Guaranty.
          (e) Tenant is a subsidiary of Guarantor.
          (f) Guarantor’s Net Worth exceeds the Net Worth requirements of Section 38(o) of the Lease.
     7. NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given as provided in the Lease Agreement, as follows:
          (a) if to Guarantor at Guarantor’s address set forth on the first page of this Guaranty, Attention: General Counsel; and
          (b) if to Landlord, at Landlord’s address set forth on the signature page of the Lease Agreement (with a copy to Landlord’s attorney as also set forth on the signature page to the Lease Agreement); or to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section.
     8. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The undersigned hereby (a) consents and submits to the jurisdiction of the courts of the State of Tennessee and the federal courts sitting in the State of Tennessee and shall be subject to service of process in the State of Tennessee with respect to any dispute there arising, directly or indirectly, out of this Guaranty, (b) waives any objections which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court, (c) agrees to join Landlord in any petition for removal to either such court, and (d) agrees to join Landlord in any petition for removal to either and such court. The undersigned hereby acknowledges and agrees that Landlord may obtain personal jurisdiction and perfect service of process by any means now or hereafter permitted by applicable law. Nothing above shall limit Landlord’s choice of forum for purposes of enforcing this Guaranty.
     9. MISCELLANEOUS.
          (a) Guarantor further agrees that Landlord may, without notice, assign this Guaranty in whole or in part to any successor to Landlord’s interest in the Lease Agreement. If Landlord disposes of its interest in the Lease Agreement, “Landlord”, as used in this Guaranty, shall mean Landlord’s successors and assigns. This Guaranty may not be assigned by Guarantor.
          (b) Guarantor promises to pay all of Landlord’s expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Landlord in enforcing the terms and conditions of either or both of the Lease Agreement and this Guaranty.
          (c) Guarantor shall, from time to time within ten (10) days after receipt of Landlord’s request, execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Such certificate may be relied upon by any prospective purchaser, lessor or lender of all or a portion of the Premises and/or Property.
          (d) If any portion of this Guaranty shall be deemed invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent.
          (e) The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its heirs, successors, legal representatives and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.
          (f) Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.
          (g) Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease Agreement or this Guaranty.

          (h) The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of Tennessee, without giving effect to the principles of conflicts of law.
          (i) The execution of this Guaranty prior to execution of the Lease Agreement shall not invalidate this Guaranty or lessen the Obligations of Guarantor hereunder.
(Remainder of Page Intentionally Left Blank)

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

EMDEON BUSINESS SERVICES, LLC

By:

Name:

Its:

EXHIBIT I
FORM OF LETTER OF CREDIT
IRREVOCABLE STANDBY LETTER OF CREDIT
LETTER OF CREDIT NO.:
DATE:                     , 20___

ISSUING BANK:

ADDRESS:

FACSIMILE NO.:

EXPIRATION DATE:                     , 20___, AT OUR COUNTERS

AMOUNT:	US DOLLARS ($ )

BENEFICIARY:

ADDRESS:

FACSIMILE NO.:

WE HEREBY ESTABLISH IN YOUR FAVOR OUR IRREVOCABLE LETTER OF CREDIT NO.                      IN THE AMOUNT OF                      US DOLLARS ($                    ) FOR THE ACCOUNT OF [TENANT]. DRAW(S) UP TO THE MAXIMUM AGGREGATE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT, ARE PAYABLE BY US WITHIN TWO BUSINESS DAYS AFTER OUR RECEIPT OF YOUR COMPLIANT DRAW ON OR PRIOR TO OUR CLOSE OF BUSINESS ON THE EXPIRATION DATE, OF ONE OR MORE DRAW STATEMENTS PURPORTEDLY SIGNED BY YOUR AUTHORIZED OFFICER OR REPRESENTATIVE OR, IF THIS LETTER OF CREDIT IS TRANSFERRED, BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF ANY TRANSFEREE BENEFICIARY. EACH DRAW STATEMENT SHOULD BE ADDRESSED TO US, REFERENCE THIS LETTER OF CREDIT BY NUMBER, SPECIFY THE AMOUNT OF THE DRAW REQUEST, SET FORTH WIRE TRANSFER INSTRUCTIONS AND CONTAIN, IN SUBSTANCE, THE FOLLOWING STATEMENT (WITH THE AMOUNT OF THE DRAW REQUEST AND WIRE TRANSFER INSTRUCTIONS COMPLETED): “BENEFICIARY HEREBY DRAWS ON LETTER OF CREDIT NO.                      IN THE AMOUNT OF $                    . FUNDS IN RESPECT OF THIS DRAW REQUEST SHOULD BE WIRE TRANSFERRED TO                      BANK, ROUTING NO.                     , ACCOUNT NO.                      FOR CREDIT TO THE ACCOUNT OF                                         .” NO FURTHER INFORMATION SHALL BE REQUIRED ON SUCH DEMAND.
THIS LETTER OF CREDIT SHALL INITIALLY EXPIRE ON                     , 20     . SUCH EXPIRATION DATE SHALL BE AUTOMATICALLY EXTENDED WITHOUT NOTICE OR AMENDMENT FOR PERIODS OF ONE (1) YEAR, BUT IN NO EVENT LATER THAN                     , 20___, UNLESS AT LEAST SIXTY (60) DAYS BEFORE ANY EXPIRATION DATE, WE NOTIFY YOU BY CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT YOUR ADDRESS ABOVE (OR ANY OTHER ADDRESS OF WHICH YOU PROVIDE US NOTICE AT OUR ADDRESS SET FORTH ABOVE), THAT THIS LETTER OF CREDIT IS NOT EXTENDED BEYOND THE CURRENT EXPIRATION DATE. UPON RECEIPT BY YOU OF SUCH

NOTIFICATION, YOU MAY DRAW ON THIS LETTER OF CREDIT AS SET FORTH ABOVE, PROVIDED THAT THE AMOUNT OF YOUR DRAW SHALL NOT EXCEED THE TOTAL AMOUNT AVAILABLE FOR PAYMENT HEREUNDER.
DRAW REQUESTS NEED NOT BE PRESENTED AS ORIGINALS AND MAY BE SUBMITTED IN PERSON, BY COURIER, BY MAIL OR BY FACSIMILE TO OUR ADDRESS OR FACSIMILE NUMBER STATED (FAX NUMBER TO BE ADDED HERE)                     . (IF PRESENTED BY FAX IT MUST BE FOLLOWED UP BY A PHONE CALL TO US AT 800-370-7519 TO CONFIRM RECEIPT). THE ORIGINALS TO FOLLOW VIA COURIER.
THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF RULE 6 OF THE INTERNATIONAL STANDBY PRACTICES (ISP98) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.
SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION AND SUBJECT TO YOUR PAYMENT OF OUR CUSTOMARY TRANSFER CHARGES OF 1/4 OF 1% MINIMUM $500.00.
THIS LETTER OF CREDIT IS GOVERNED BY THE INTERNATIONAL STANDBY PRACTICES 1998 (ICC PUBLICATION NO. 590), EXCEPT TO THE EXTENT THE SAME WOULD BE INCONSISTENT WITH THE EXPRESS PROVISIONS HEREOF.

AUTHORIZED OFFICER

EXHIBIT J
LANDLORD’S LIEN WAIVER, ACCESS AGREEMENT AND CONSENT
          THIS LANDLORD’S LIEN WAIVER, ACCESS AGREEMENT AND CONSENT (the “Agreement”) is made and entered into as of June ___, 2008 by and between Donelson Corporate Centre, Limited Partnership, having an office at 2900 Lebanon Road, Suite 200, Nashville, Tennessee 37214 (“Landlord”) and Citibank, N.A., having an office at 390 Greenwich Street, New York, NY 10013, as administrative agent and collateral agent, (in such capacity, “Collateral Agent”) for the benefit of the Secured Parties under the Credit Agreement.
R E C I T A L S:
          A. Landlord is the record title holder and owner of the real property described in Schedule A attached hereto (the “Real Property”).
          B. Landlord has leased all or a portion of the Real Property (the “Leased Premises”) to Envoy LLC (“Lessee”) pursuant to a certain lease agreement described on Schedule B (collectively, and as amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”).
          C. Lessee, Emdeon Business Services, LLC (the “Borrower”), and the Collateral Agent, among others, have, in connection with the execution and delivery of this Agreement, entered into a credit agreement, dated as of November 16, 2006, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders made certain loans to Borrower (collectively, the “Loans”).
          D. The Lessee is a subsidiary of Borrower.
          E. The Lessee has, pursuant to the Credit Agreement, among other things, guaranteed the obligations of the Borrower under the Credit Agreement and the other documents evidencing and securing the Loan (collectively, the “Loan Documents”).
          F. As security for the payment and performance of Lessee’s Obligations under the Credit Agreement and the other Loan Documents, Collateral Agent (for its benefit and the benefit of the Secured Parties) has or will acquire a security interest in and lien upon all of Lessee’s personal property, inventory, accounts, goods, machinery, equipment, furniture and fixtures (together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, collectively, the “Personal Property”).
          G. Collateral Agent has requested that Landlord execute this Agreement in connection with the making of the Loans under the Credit Agreement.

A G R E E M E N T:
          NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Landlord hereby represents, warrants and agrees in favor of Collateral Agent, as follows:
          1. Landlord hereby waives and releases unto Collateral Agent (i) any contractual landlord’s lien and any other landlord’s lien which it may be entitled to at law or in equity against any Personal Property, (ii) any and all rights granted by or under any present or future laws to levy or distrain for rent or any other charges which may be due to the Landlord against the Personal Property and (iii) any and all claims, liens and demands of every kind which it has against the Personal Property (including, without limitation, any right to include the Personal Property in any secured financing Landlord may become party to). Landlord acknowledges that the Personal Property is and will remain personal property and not fixtures even though it may be affixed to or placed on the Real Property.
          2. Landlord certifies that (i) Landlord is the landlord under the Lease described in Schedule B attached hereto, (ii) the Lease is in full force and effect and has not been amended, modified or supplemented except as set forth in Schedule B hereto, (iii) there is no defense, offset, claim or counterclaim by or in favor of Landlord against Lessee under the Lease or against the obligations of Landlord under the Lease and (iv) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of any occurrence of any other default under or in connection with the Lease, (v) Lessee is in possession of the Leased Premises, (vi) the current monthly base rent under the Lease is $73,119.38 per month, such monthly base rent due under the Lease has been paid through June 2008, and (vii) additional rent and common area charges are Tenant’s pro rata share of amounts in excess of $4.50 per rentable square foot and have been paid through June 2008.
          3. Landlord agrees that Collateral Agent has the right to remove the Personal Property from the Leased Premises at any time if no default exists and, after the occurrence of such a default, during the Standstill Period (as hereinafter defined) provided that Collateral Agent shall repair any damage arising from such removal. Landlord further agrees that, during the foregoing periods, Landlord will not (i) remove any of the Personal Property from the Leased Premises or (ii) hinder Collateral Agent’s actions in removing Personal Property from the Leased Premises or Collateral Agent’s actions in otherwise enforcing its security interest in the Personal Property. Collateral Agent shall not be liable for any diminution in value of the Leased Premises caused by the absence of Personal Property actually removed or by the need to replace the Personal Property after such removal. Landlord acknowledges that Collateral Agent shall have no obligation to remove the Personal Property from the Leased Premises.
          4. Landlord acknowledges and agrees that Lessee’s granting of a security interest in the Personal Property in favor of the Collateral Agent (for its benefit and the benefit of the Secured Parties) shall not constitute a default under the Lease nor

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permit Landlord to terminate the Lease or re-enter or repossess the Leased Premises or otherwise be the basis for the exercise of any remedy by Landlord and Landlord hereby expressly consents to the granting of such security interest.
          5. Notwithstanding anything to the contrary contained in this Agreement or the Lease, in the event of a default by Lessee under the Lease, Landlord agrees that (i) it shall provide to Collateral Agent at the address set forth in the introductory paragraph hereof a copy of any notice of default delivered to Lessee under the Lease and (ii) other than providing a default notice and exercising its rights to charge Lessee the fees, penalties and interest due under the Lease, it shall not exercise any of its remedies against Lessee provided in favor of Landlord under the Lease or at law or in equity until, in the case of a monetary default, the date which is 10 days after the date the Landlord delivers written notice of such monetary default to Collateral Agent (or 5 days if Lessee has provided the foregoing notice in the prior month or three (3) or more times in the last twelve (12) months), and in the case of a non-monetary default not involving the threat of waste or material damage (it being understood that Landlord make take action to protect the Leased Premises without notice to Collateral Agent if waste or material damage is threatened by the default), the date which is 60 days after the date the Landlord delivers written notice of such non-monetary default to Lessee (such 5 or 10-day period for monetary defaults and such 60 day period for non-monetary defaults, as applicable, being referred to as the “Standstill Period”), provided, however, if such non-monetary default by its nature cannot reasonably be cured by Collateral Agent within such 60 day period, the Collateral Agent shall have such additional period of time as may be reasonably necessary to cure such non-monetary default, so long as Lender commences such curative measures within such 60 day period and thereafter proceeds diligently to complete such curative measures. In the event that any such non-monetary default by its nature cannot reasonably be cured by Collateral Agent, Landlord shall, provided Collateral Agent has theretofore cured all monetary defaults (if any), upon the request of Collateral Agent enter into a new lease with Collateral Agent (or its nominee) on the same terms and conditions as the Lease. Collateral Agent shall have the right, but not the obligation, to cure any default under the Lease and Landlord shall accept any cure by Collateral Agent or Lessee. If Collateral Agent or Lessee or any other Person cures any default, then Landlord shall rescind the notice of default.
          6. In the event of a termination, disaffirmance or rejection of the Lease for any reason, including, without limitation, pursuant to any laws (including any bankruptcy or other insolvency laws) by Lessee or the termination of the Lease for any reason by Landlord, Landlord will give the Collateral Agent the right, within sixty (60) days of such event, provided all monetary defaults under the Lease have been cured, to enter into a new lease of the Leased Premises, in the name of the Collateral Agent (or a designee to be named by the Collateral Agent at the time), for the remainder of the term of the Lease and upon all of the terms and conditions thereof, or, if the Collateral Agent shall elect not to exercise such right (such election to be made by Collateral Agent at its sole discretion), Landlord will give the Collateral Agent the right to enter upon the Leased Premises during such sixty (60) day period for the purpose of removing Tenant’s personal property therefrom.

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          7. Notwithstanding any provision to the contrary contained in the Lease, any acquisition of Lessee’s interest in the Personal Property by Collateral Agent, its nominee, or the purchaser at any foreclosure sale conducted by Collateral Agent shall not require Landlord’s consent under, the Lease.
          8. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Landlord (including, without limitation, any successor owner of the Real Property) and Collateral Agent. Landlord will disclose the terms and conditions of this Agreement to any purchaser or successor to Landlord’s interest in the Leased Premises. Notwithstanding that the provisions of this Agreement are self-executing, Landlord agrees, upon request by Collateral Agent, to execute and deliver a written acknowledgment confirming the provisions of this Agreement in form and substance satisfactory to Collateral Agent.
          9. All notices to any party hereto under this Agreement shall be in writing and sent to such party at its respective address set forth above (or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9) by certified mail, postage prepaid, return receipt requested or by overnight delivery service.
          10. The provisions of this Agreement shall continue in effect until Landlord shall have received Collateral Agent’s written certification that the Loans have been paid in full and all of Borrower’s other Obligations under the Credit Agreement and the other Loan Documents have been satisfied.
          11. THE INTERPRETATION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
          12. Landlord agrees to execute, acknowledge and deliver such further instruments as Collateral Agent may request to allow for the proper recording of this Agreement (including, without limitation, a revised landlord’s waiver in form and substance sufficient for recording) or to otherwise accomplish the purposes of this Agreement.
          13. Landlord agrees that, so long as the Loans and Lessee’s Obligations under the Credit Agreement remain outstanding and Collateral Agent retains an interest in the Personal Property, no modification, alteration or amendment shall be made to the Lease without the prior written consent of Collateral Agent if such modification, alteration or amendment could have a material adverse effect on the value or use of the Leased Premises or Lessee’s obligations or rights under the Lease.
(Remainder of Page Intentionally Left Blank)

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          IN WITNESS WHEREOF, Landlord and Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

Donelson Corporate Centre, L.P., as Landlord

By:	JS Development, LLC, its general partner

By:

Floyd Shechter, Chief Manager

Citibank, N.A., as Administrative Agent and Collateral Agent

By:

Name:
Title:

5

State of	)
	)	ss:
County of	)
          On the ___ day of                      in the year ___ before me personally came                                                                to me known, who being by me duly sworn, did depose and say that he/she resides in                                                                                       (include the street address if in a city); that he/she is the                                            of                                            (name of corporation), the corporation described in and which executed the above instrument; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.

Notary Public

My Commission Expires:

State of	)
	)	ss:
County of	)
          On the ___ day of                       in the year ___before me personally came                                                                  to me known to be the individual who executed the foregoing instrument, and who, being by me duly sworn by me, did depose and say that he/she is(the)(a)(member)(manager) of                                           , a                                            Limited Liability Company, and that he/she executed the same as the act and deed of the Limited Liability Company.

Notary Public

My Commission Expires:

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Schedule A
Description of Real Property
BEING a certain tract of land located along the east side of Lebanon Pike in the Fourteenth Council manic District of Nashville, Davidson County, Tennessee, and being more particularly described by metes and bounds as follows:
BEGINNING at a concrete monument (old), said monument being the southwest comer of the herein described tract, a comer to the State of Tennessee Law Enforcement Academy as evidenced in Book 1713, page 90, Register’s Office for Davidson County, Tennessee, and in the east right of way of Lebanon Pike;
THENCE with the east right of way of Lebanon Pike for the next 7 calls: (1) North 21 degrees 16 minutes 10 seconds East, 414.90 feet to a concrete monument (old); (2) North 22 degrees 16 minutes 10 seconds East 520.26 feet to an iron pin; (3) North 23 degrees 54 minutes 30 seconds East, 332.34 feet to an iron pin (old); (4) North 34 degrees 02 minutes 40 seconds East, 107.91 feet to a concrete monument (old); (5) North 61 degrees 02 minutes 50 seconds West, 4.72 feet to a concrete monument (old); (6) North 37 degrees 28 minutes 40 seconds East, 231.14 feet to a concrete monument (old); (7) North 48 degrees 27 minutes 00 seconds East, 338.87 feet to an iron pin (old), said pin being a corner to Trinet Trust as evidenced in Book 7379, page 10, said Register’s Office;
THENCE with the line of Trinet for the next 7 calls: (1) South 68 degrees 01 minutes 00 seconds East, 372.55 feet to an iron pin (old); (2) South 21 degrees 56 minutes 20 seconds West, 526.90 feet to a concrete monument (old); (3) South 67 degrees 53 minutes 50 seconds East, 60.00 feet to an iron pin (old); (4) South 22 degrees 06 minutes 10 seconds West, 400.3 feet to an iron pin (old); (5) North 67 degrees 53 minutes 50 seconds West, 60.00 feet to a concrete monument (old); (6) South 22 degrees 06 minutes 10 seconds West, 200.01 feet to an iron pin (old); (7) South 34 degrees 33 minutes 40 seconds West, 736.78 feet to an iron pin (old), said pin being the line of aforementioned State of Tennessee Law Enforcement Academy;
THENCE with the line of the Academy for the next 2 calls: (1) North 83 degrees 45 minutes 40 seconds West, 199.93 feet to an iron pin (old); and (2) North 67 degrees 50 minutes 00 seconds West, 258.07 feet to the point of beginning and containing 24.15 acres, more or less.
INCLUDED IN THE ABOVE DESCRIPTION, BUT SPECIFICALLY EXCLUDED THEREFROM is the property conveyed to Nashville Educare as evidenced in Book 5287, page 175, said Register’s Office, and shown as Lot 1 on the Plat of Donelson Hospital, of record in Book 4885, page 153, said Register’s Office.
BEING the same property conveyed to Donelson Corporate Centre, Limited Partnership, by Deed of Record in Book 10938, page 694, said Register’s Office.

Common Address:	3055 Lebanon Road, Nashville, Tennessee

Schedule B
Description of Leases

Location/
Property
Lessor	Lessee	Dated	Modification	Address
Donelson Corporate Centre, Limited Partnership	Envoy Corporation	June 26, 2000	Amended on September 29, 2000	55,710 rentable square feet (18,011 in Building One; and 37,699 sq. ft in Building Three)

Building One and Three are located on real property described on Exhibit A

***Donelson Corporate Centre, Limited Partnership	Envoy, LLC, as successor in interest to Envoy Corporation	June ___, 2008		164,116 rentable square feet (41,893 in building One; 122,223 sq. ft. in Building Three)

Building One and Three are located on real property described on Exhibit A

***	Note that upon satisfaction of the closing conditions, this Lease shall amend and restate the lease between Donelson Corporate Centre, Limited Partnership and Envoy Corporation, dated June 26, 2000, and amended on September 29, 2000.